AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is entered into as of August 3, 2005, by and among EasyWeb, Inc., a Delaware corporation having a place of business located at 6025 S. Quebec Street, Suite 135, Englewood, Colorado (“EasyWeb”), ZIOPHARM, Inc., a Delaware corporation having a place of business located at Suite 1920, 1180 Avenue of the Americas, New York, New York (“ZIOPHARM”), and ZIO Acquisition Corp., a Delaware corporation having a place of business located at 6025 S. Quebec Street, Suite 135, Englewood, Colorado (“ZAC”).

INTRODUCTION

A.

The respective Boards of Directors of the parties have (i) determined that it is in the best interests of such corporations and their respective stockholders to consummate the merger of ZAC with and into ZIOPHARM (the “Merger”) and (ii) approved and declared advisable this Agreement, the Merger and the other transactions contemplated by this Agreement.

B.

EasyWeb, as the sole stockholder of ZAC, has approved this Agreement, the Merger and the other transactions contemplated by this Agreement pursuant to action taken by written consent in accordance with the requirements of the Delaware General Corporation Law (“DGCL”) and the corporate bylaws of ZAC.

C.

Pursuant to the Merger, among other things, the outstanding shares of capital stock of ZIOPHARM shall be converted into the right to receive upon Closing (as hereinafter defined) and thereafter, the Merger Consideration (as hereinafter defined).

D.

The parties to this Agreement intend to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, and intend that the Merger and the other transactions contemplated by this Agreement be undertaken pursuant to such plan.

E.

The parties intend that the Merger shall qualify as a “reorganization,” within the meaning of Code Section 368(a), and that EasyWeb, ZAC and ZIOPHARM will each be a “party to a reorganization,” within the meaning of Code Section 368(b), with respect to the Merger.

AGREEMENT

Now, therefore, in consideration of the representations, warranties and covenants contained herein, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

As used herein, the following terms shall have the following meanings (such meaning to be equally applicable to both the singular and plural forms of the terms defined):

“Acquisition Proposal” means any offer or proposal for, or any indication of interest in, a merger or other business combination involving ZIOPHARM or the acquisition of any significant interest in, or a substantial portion of the assets of ZIOPHARM, other than the transactions contemplated by this Agreement.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person at any time during the period for which the determination of affiliation is being made.

“Certificate of Merger” shall mean the certificate of merger in substantially the form attached hereto as Exhibit A.

“Closing” shall have the meaning ascribed thereto in Section 2.1(a).

“Closing Date” shall have the meaning ascribed thereto in Section 2.1(a).

“Code” has the meaning ascribed thereto in the preambles to this Agreement.

“DGCL” has the meaning ascribed thereto in the preambles to this Agreement.

“Dissenting Shares shall have the meaning ascribed thereto in Section 2.5.

“EasyWeb 8-K Reports” has the meaning ascribed thereto in Section 4.4.

“EasyWeb 10-K Report” has the meaning ascribed thereto in Section 4.4.

“EasyWeb 10-Q Reports” has the meaning ascribed thereto in Section 4.4.

“EasyWeb Common Stock” means the common stock, par value $.001 per share, of EasyWeb.

“EasyWeb Insiders” has the meaning ascribed thereto in Section 4.13.

“EasyWeb Intellectual Property” means Patents and Know-How.

“EasyWeb Balance Sheet” has the meaning ascribed thereto in Section 4.6.

“EasyWeb Proxy Statements” has the meaning ascribed thereto in Section 4.4.

“EasyWeb Returns” has the meaning ascribed thereto in Section 4.10.

“EasyWeb SEC Filings” has the meaning ascribed thereto in Section 4.4.

“EasyWeb Stock Options” means all options, warrant or other rights (including subscription or preemptive rights) to purchase (i) any shares of EasyWeb Common Stock, (ii) any other shares of capital stock of EasyWeb or (iii) any security convertible into or exchangeable for any shares of capital stock of EasyWeb, in each case, outstanding immediately prior to the Effective Time.

“Effective Date” shall have the meaning ascribed thereto in Section 2.1(a).

“Effective Time” shall have the meaning ascribed thereto in Section 2.1(a).

“Environmental Law” means any and all federal, state, local and foreign laws, common laws, statutes, ordinances, rules, regulations or other legal requirement relating to (i) the protection of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface or subsurface land) or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, release or disposal of, Hazardous Materials.

“Environmental Permit” means, with respect to any of the parties hereto, any permit, license, certificate, approval or authorization issued by a Governmental Entity that is required for the operation of such party’s business or the holding of any of its material assets or properties.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Ratio” shall have the meaning ascribed thereto in Section 2.2(a).

“GAAP” shall mean United States generally accepted accounting principles as in effect from time to time.

“Governmental Entity” means any federal, state, municipal, foreign or other government, governmental department, commission, board, bureau, agency or instrumentality, or any private or public court or tribunal, whether domestic or foreign.

“Hazardous Materials” shall have the meaning ascribed thereto in Section 3.15(a).

“Hazardous Materials Activities” shall have the meaning ascribed thereto in Section 3.15(a).

“Holder” means any holder of EasyWeb Common Stock who was, prior to the Effective Time, a holder of ZIOPHARM Common Stock.

“Information Statement” shall have the meaning ascribed thereto in Section 5.13.

“Know-How” has the meaning ascribed thereto in Section 3.20(a).

“Liens” has the meaning ascribed thereto in Section 3.3(a).

“Material Adverse Effect” shall, with respect to any entity, mean a material adverse effect on the business, operations, results of operations or financial condition of such entity taken as a whole, but shall exclude any effect resulting from or relating to (i) general economic conditions or general effects on the industries in which such entity operates, (ii) acts of terrorism or war (whether or not threatened, pending or declared), or (iii) the public announcement of this Agreement or the transactions contemplated hereby.

“Merger Consideration” means (a) the shares of EasyWeb Common Stock issuable in connection with the Merger to the holders of ZIOPHARM Common Stock pursuant to Section 2.2(a), (b) the shares of EasyWeb Common Stock issuable in connection with the Merger to the holders of ZIOPHARM Series A Preferred Stock pursuant to Section 2.2(a), and (c) the securities to purchase EasyWeb Common Stock issuable in connection with the Merger to the holders of securities to purchase ZIOPHARM Stock Options pursuant to Section 2.6.

“Merger” shall have the meaning ascribed thereto in the introduction of this Agreement.

“Patents” has the meaning ascribed thereto in Section 3.20(a).

“Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company or partnership, joint venture, estate, trust, proprietorship, association, organization, labor union or Governmental Entity.

“Registrable Securities” shall mean all shares of EasyWeb Common Stock issued as Merger Consideration in exchange for shares of ZIOPHARM Common Stock pursuant to Section 2.2(a), and all shares of EasyWeb Common Stock issued and outstanding immediately prior to the Effective Time.

“Requisite ZIOPHARM Stockholder Vote” shall have the meaning ascribed thereto in Section 3.22.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Stockholder Questionnaire” shall have the meaning ascribed thereto in Section 5.7.

“Surviving Company” shall have the meaning ascribed thereto in Article 2.

“Tax or Taxes” shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, environmental taxes, customs duties, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, workers’ compensation, employment-related insurance, real property, personal property, sales, use, transfer, value added, alternative or add-on minimum or other governmental tax, fee, assessment or charge of any kind whatsoever including any interest, penalties or additions to any Tax or additional amounts in respect of the foregoing.

“ZIOPHARM Common Stock” means the common stock, par value $.001 per share, of ZIOPHARM.

“ZIOPHARM Financial Statements” has the meaning ascribed thereto in Section 3.10.

“ZIOPHARM Insiders” has the meaning ascribed thereto in Section 3.8.

“ZIOPHARM Intellectual Property” has the meaning ascribed thereto in Section 3.20(a).

“ZIOPHARM Latest Balance Sheet” has the meaning ascribed thereto in Section 3.14.

“ZIOPHARM Plans” has the meaning ascribed thereto in Section 3.17(a).

“ZIOPHARM Returns” has the meaning ascribed thereto in Section 3.6(a).

“ZIOPHARM Series A Preferred Stock” means the Series A Convertible Preferred Stock, par value $.001 per share, of ZIOPHARM.

“ZIOPHARM Stock” means the ZIOPHARM Common Stock and the ZIOPHARM Series A Preferred Stock.

“ZIOPHARM Stock Option” means any option, warrant or other right granted, whether or not exercisable, and not exercised or expired, to a current or former employee, director, advisor or independent contractor of ZIOPHARM to purchase ZIOPHARM Stock (or any other capital stock of ZIOPHARM or any security convertible into or exchangeable for any shares of capital stock of ZIOPHARM), pursuant to any stock option, stock bonus, stock award, or stock purchase plan, program, or arrangement of ZIOPHARM or any other contract or agreement entered into by the Company, in each case, outstanding immediately prior to the Effective Time.

“ZIOPHARM Stockholder Meeting” shall have the meaning ascribed thereto in Section 5.8(a).

ARTICLE 2

MERGER

At the Effective Time, and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the DGCL, ZAC shall be merged with and into ZIOPHARM, the separate corporate existence of ZAC shall cease, and ZIOPHARM shall continue as the surviving corporation and as a wholly owned subsidiary of EasyWeb. ZIOPHARM, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the “Surviving Company.”

2.1

Effects of Merger.

(a)

Subject to the provisions of Articles 6 and 7, the closing of the Merger and the other transactions contemplated hereby shall take place at the earliest practicable time after the satisfaction or waiver of the conditions in Article 6 (the “Closing”) at such location and on such date as ZIOPHARM and EasyWeb mutually agree, but in no event later than ten (10) business days after all such conditions have been satisfied or waived, or on such other date as may be mutually agreed by the parties hereto (the “Closing Date”).  On the Closing Date, to effect the Merger the parties hereto will cause the Certificate of Merger to be filed with the Secretary of State of the State of Delaware in accordance with the DGCL. The Merger shall be effective when the Certificate of Merger is filed with the Delaware Secretary of State (the “Effective Time”).  As used herein, the term “Effective Date” shall mean the date on which the Certificate of Merger is filed with the Secretary of State of the State of Delaware.

(b)

Each of EasyWeb, ZIOPHARM and ZAC shall use its reasonable best efforts to take all such action as may be necessary or appropriate to effectuate the Merger in accordance with the DGCL.  If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company with full right, title and possession to all properties, rights, privileges, immunities, powers and franchises of either ZIOPHARM or ZAC, the officers of EasyWeb and the Surviving Company are fully authorized in the name of ZIOPHARM and ZAC to take, and shall take, all such lawful and necessary action.

(c)

At the Effective Time, the certificate of incorporation of the Surviving Company shall be amended and restated in its entirety to be identical to the certificate of incorporation of ZAC as in effect immediately prior to the Effective Time, until thereafter amended as provided by law and such certificate of incorporation; provided, however, that Article I of the certificate of incorporation of the Surviving Company shall read as follows:  “The name of the corporation is “ZIOPHARM, Inc.”  The bylaws of ZIOPHARM as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Company at the Effective Time, until thereafter amended as provided by law and such bylaws.

2.2

Effect on ZIOPHARM Capital Stock and ZAC Capital Stock.  To effectuate the Merger, and subject to the terms and conditions of this Agreement, at the Effective Time:

(a)

Each share of ZIOPHARM Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be extinguished pursuant to this Section 2.2 and the Dissenting Shares as defined in Section 2.5 below) shall be cancelled and extinguished and automatically converted into the right to receive the number of fully paid and non-assessable shares of EasyWeb Common Stock equal to the Exchange Ratio (as defined below). Furthermore, each share of ZIOPHARM Series A Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares to be extinguished pursuant to this Section 2.2 and Dissenting Shares as defined in Section 2.5 below) shall be cancelled and automatically converted into the right to receive the number of shares of EasyWeb Common Stock equal to the product of the Exchange Ratio multiplied by the number of  shares of ZIOPHARM Common Stock into which ZIOPHARM Series A Preferred Stock shall have converted upon the consummation of the Merger (assuming that EasyWeb Common Stock is listed for trading on the over-the-counter bulletin board on the Effective Date).  EasyWeb shall issue to each holder of ZIOPHARM Stock (other than holders of shares extinguished pursuant to this Section 2.2 and Dissenting Shares) certificates evidencing the number of shares of EasyWeb Common Stock determined in accordance with the foregoing, rounded to the nearest whole share. The term “Exchange Ratio” shall mean the quotient resulting from dividing (A) the product of the Merger Ratio (as defined below) multiplied by the number of shares of EasyWeb Common Stock issued and outstanding immediately prior to the Effective Time on a fully diluted basis, by (B) the number of shares of ZIOPHARM Common Stock issued and outstanding immediately prior to the Effective Time on a fully diluted basis and assuming the automatic conversion of ZIOPHARM Series A Preferred Stock to ZIOPHARM Common Stock.  The term “Merger Ratio” shall mean the quotient resulting from dividing $35,968,734.72 by $825,000;

(b)

Each share of ZIOPHARM Stock held immediately prior to the Effective Time by ZIOPHARM as treasury stock will be cancelled and extinguished without any conversion thereof and no payment will be made with respect to such shares;

(c)

Each share of ZIOPHARM Stock issued and outstanding immediately prior to the Effective Time and owned by ZAC or EasyWeb, if any, shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto;

(d)

Each share of common stock, $0.001 par value per share, of ZAC issued and outstanding immediately prior to the Effective Time will be automatically converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Company; and

(e)

All shares of EasyWeb Common Stock issued upon the surrender of and exchange for shares of ZIOPHARM Stock in accordance with the above terms and conditions shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of ZIOPHARM Stock.

2.3

Rights of Holders of ZIOPHARM Capital Stock.

(a)

From and after the Effective Time and until surrendered for exchange, each outstanding stock certificate that immediately prior to the Effective Time represented shares of ZIOPHARM Stock (except Dissenting Shares and shares cancelled or extinguished pursuant to Section 2.2) shall be deemed for all purposes, to evidence ownership of and to represent the number of whole shares of EasyWeb Common Stock into which such shares of ZIOPHARM Stock shall have been converted pursuant to Section 2.2(a) above.  The record holder of each such outstanding certificate representing shares of ZIOPHARM Stock, shall, after the Effective Time, be entitled to vote the shares of EasyWeb Common Stock into which such shares of ZIOPHARM Stock shall have been converted on any matters on which the holders of record of the EasyWeb Common Stock, as of any date subsequent to the Effective Time, shall be entitled to vote. In any matters relating to such certificates of ZIOPHARM Stock, EasyWeb may rely conclusively upon the record of stockholders maintained by ZIOPHARM containing the names and addresses of the holders of record of ZIOPHARM Stock on the Effective Date.

(b)

At the Effective Time, EasyWeb shall have reserved a sufficient number of authorized but unissued shares of EasyWeb Common Stock for issuance in connection with the issuance of the Merger Consideration upon automatic conversion of ZIOPHARM Stock into EasyWeb Common Stock at the Effective Time.

2.4

Procedure for Exchange of Certificates.

(a)

After the Effective Time, each holder of certificate(s) theretofore evidencing outstanding shares of ZIOPHARM Stock (except Dissenting Shares and shares cancelled or extinguished pursuant to Section 2.2) shall, upon surrender of such certificate(s) to the registrar or transfer agent for EasyWeb Common Stock, be entitled to receive certificates representing the number of whole shares of EasyWeb Common Stock into which shares of ZIOPHARM Stock theretofore represented by the certificates so surrendered shall have been converted as provided in Section 2.2(a) hereof.  EasyWeb shall not be obligated to deliver certificates representing shares of EasyWeb Common Stock, to which any holder of shares of ZIOPHARM Stock is entitled, until such holder surrenders the certificate(s) representing such ZIOPHARM Stock.  Upon surrender, each certificate evidencing ZIOPHARM Stock shall be canceled.  If there is a transfer of ZIOPHARM Stock ownership which is not registered in the transfer records of ZIOPHARM, a certificate representing the proper number of shares of EasyWeb Common Stock may be issued to a Person other than the Person in whose name the certificate so surrendered is registered if: (x) upon presentation to the Secretary of EasyWeb, such certificate shall be properly endorsed or otherwise be in proper form for transfer, (y) the Person requesting such transfer shall pay any transfer or other taxes required by reason of the issuance of shares of or certificates representing shares of EasyWeb Common Stock to a Person other than the registered holder of such certificate or establish to the reasonable satisfaction of EasyWeb that such tax has been paid or is not applicable, and (z) the issuance of such shares of or certificates representing shares of EasyWeb Common Stock shall not, in the sole discretion of EasyWeb, violate the requirements of Section 4(2) of the Securities Act with respect to the private placement of EasyWeb Common Stock that will result from the Merger.

(b)

Any shares of EasyWeb Common Stock issued in the Merger will not be transferable except (1) pursuant to an effective registration statement under the Securities Act or (2) upon receipt by EasyWeb of a written opinion of counsel reasonably satisfactory in form and substance to EasyWeb to the effect that the proposed transfer is exempt from the registration requirements of the Securities Act and relevant state securities laws.  Restrictive legends will be placed on all certificates representing shares of EasyWeb Common Stock issued in the Merger, substantially as follows:

NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS (SUCH FEDERAL AND STATE LAWS, THE “SECURITIES LAWS”) OR (B) IF THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE REGISTRATION OR SIMILAR REQUIREMENTS OF THE SECURITIES LAWS.

(c)

In the event any certificate for shares of ZIOPHARM Stock shall have been lost, stolen or destroyed, EasyWeb shall issue in exchange for such lost, stolen or destroyed certificate, upon the making of a sworn affidavit of that fact by the holder thereof, one or more certificates representing such shares of EasyWeb Common Stock as provided herein; provided, however, that EasyWeb, in its discretion and as a condition precedent to the issuance of such certificates, may require the holder of the shares represented by such lost, stolen or destroyed certificate to deliver a bond in such sum as it may direct as indemnity against any claim that may be made against EasyWeb or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

2.5

Dissenting Shares.

(a)

Shares ZIOPHARM Stock outstanding immediately prior to the Effective Time and held by a stockholder of ZIOPHARM who has not voted in favor of the Merger or consented thereto in writing and who has properly exercised and preserved appraisal rights with respect to such shares in accordance with Section 262 of the DGCL (the “Dissenting Shares”) shall not be converted into or represent a right to receive shares of EasyWeb Common Stock pursuant to Section 2.2(a) above, but the holders thereof shall be entitled only to such rights as are granted by Section 262 of the DGCL.  Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to Section 262 of the DGCL shall receive payment therefor from the Surviving Company in accordance with such laws; provided, however, that if any such holder of Dissenting Shares shall have effectively withdrawn such holder’s demand for appraisal of such shares or lost such holder’s right to appraisal and payment of such shares under Section 262 of the DGCL, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares and each such share shall thereupon be deemed to have been canceled, extinguished and converted, as of the Effective Time, into and represent the right to receive the shares of EasyWeb Common Stock as provided in Section 2.2(a) above.

(b)

Any payments in respect of Dissenting Shares will be deemed made by the Surviving Company.

2.6

Stock Options.

(a)

At the Effective Time, each outstanding ZIOPHARM Stock Option shall be assumed by EasyWeb and shall thereafter represent an option, warrant or other right, as applicable, to purchase a number of shares of EasyWeb Common Stock (at an exercise price adjusted to reflect to the Exchange Ratio) equal to the number of shares of EasyWeb Common Stock that the holder thereof would have been entitled to receive in the Merger had such holder of such ZIOPHARM Stock Option exercised such option, warrant or other right in full immediately prior to the Effective Time (whether or not vested at the Effective Time).  EasyWeb shall take appropriate action to provide for the assumption of the ZIOPHARM Stock Options that represent stock options granted under ZIOPHARM’s 2003 Stock Option Plan so that, at the Effective Time, each of such then outstanding ZIOPHARM Stock Option shall by virtue of the Merger, and without any further action on the part of any holder thereof, be assumed by EasyWeb under the same terms and conditions as those contained in ZIOPHARM’s 2003 Stock Option Plan.  If the foregoing calculation results in an option, warrant or other right being exercisable for a fraction of a share of EasyWeb Common Stock, then the number of shares of EasyWeb Common Stock subject to such option, warrant or other right shall be rounded down to the nearest whole number of shares.  The term, exercisability, vesting schedule, method of exercise, status as an “incentive stock option” under Section 422 of the Code, if applicable, and all other terms and conditions of ZIOPHARM Stock Options being assumed by EasyWeb will, to the extent permitted by law and otherwise reasonably practicable, be unchanged.  If applicable, continuous employment with ZIOPHARM shall be credited to the optionee for purposes of determining the vesting of the number of shares of EasyWeb Common Stock subject to exercise under the optionee’s assumed ZIOPHARM Stock Option after the Effective Time.

(b)

Prior to the Effective Time, ZIOPHARM shall use its best efforts to (i) obtain any consents from holders of ZIOPHARM Stock Options and (ii) make any amendments to the terms of such stock option, warrant or other right or compensation plans or arrangements that are necessary to give effect to the transactions contemplated by Section 2.6(a).

(c)

Except as set forth on Schedule 2.6(c), prior to the Effective Time, EasyWeb shall terminate all EasyWeb Stock Options outstanding prior to the Effective Time as soon as possible without violating the terms of any plan pursuant to which such options were granted.  EasyWeb shall not grant any EasyWeb Stock Option or any other option, warrant or right to acquire EasyWeb Common Stock or establish any other such stock option or purchase plan on or after the date of this Agreement.

(d)

EasyWeb shall take all corporate action necessary to reserve for issuance a sufficient number of shares of EasyWeb Common Stock for delivery upon exercise of all ZIOPHARM Stock Options assumed pursuant to the terms set forth in this Section 2.6.  EasyWeb shall cause the shares of EasyWeb Common Stock issuable upon exercise of the assumed ZIOPHARM Stock Options that represent stock options issued under the ZIOPHARM 2003 Stock Option Plan to be registered, or to be issued pursuant to a then-effective registration statement, no later than 90 days after the Effective Time (or such longer time as may be prescribed by applicable law or regulation) on Form S-8 (or any successor form thereto) promulgated by the SEC and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements for so long as such assumed ZIOPHARM Stock Options remain outstanding.

2.7

Directors and Officers of EasyWeb and of the Surviving Company.

(a)

From and after the Effective Time, the directors of ZIOPHARM shall become the directors of EasyWeb, each to hold office until their respective successors are duly elected or appointed and qualified, or such persons are otherwise removed, in accordance with applicable law and the certificate of incorporation and bylaws of EasyWeb.  From and after the Effective Time, the officers of ZIOPHARM immediately prior to the Effective Time shall become the officers of EasyWeb, each to hold office until their respective successors are duly appointed or such persons are removed from office in accordance with applicable law and the certificate of incorporation and bylaws of EasyWeb.  The directors and officers of EasyWeb immediately prior to the Effective Time shall tender their resignations, effective as of the Effective Time, in conformity with Section 6.3(g).

 (b)

From and after the Effective Time, the directors of ZIOPHARM immediately prior to the Effective Time shall be the directors of the Surviving Company, each to hold office until their respective successors are duly elected or appointed and qualified, or such persons are otherwise removed, in accordance with applicable law and the certificate of incorporation and bylaws of the Surviving Company.  From and after the Effective Time, the officers of

ZIOPHARM immediately prior to the Effective Time shall be the officers of the Surviving Company, each to hold office until their respective successors are duly appointed or such persons are removed from office in accordance with applicable law and the certificate of incorporation and bylaws of the Surviving Company.

2.8

Tax Treatment.  It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code.  Each of the parties hereto adopts this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.  Both prior to and after the Closing, each party’s books and records shall be maintained, and all federal, state and local income tax returns and schedules thereto shall be filed in a manner consistent with the Merger being qualified as a tax-free reorganization under Section 368(a) of the Code (and comparable provisions of any applicable state or local laws).

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF ZIOPHARM

ZIOPHARM hereby represents and warrants as follows:

3.1

Organization and Qualification.  ZIOPHARM is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to own, lease and operate its assets and to carry on its business as now conducted. The copies of the certificate of incorporation and bylaws of ZIOPHARM that have been made available to EasyWeb on or prior to the date of this Agreement are correct and complete copies of such documents as in effect as of the date hereof.  ZIOPHARM is duly licensed or qualified to do business and is in good standing in every jurisdiction in which the nature of its business or the ownership or leasing of its properties requires it to be licensed or qualified, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on ZIOPHARM.

3.2

Authority Relative to this Agreement; Non-Contravention.  ZIOPHARM has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by ZIOPHARM and the consummation by ZIOPHARM of the transactions contemplated hereby have been duly authorized by the Board of Directors of ZIOPHARM and, except for approval of this Agreement and the Merger by the requisite vote of ZIOPHARM’s stockholders (the “Requisite ZIOPHARM Stockholder Vote”), no other corporate proceedings on the part of ZIOPHARM are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by ZIOPHARM and, assuming it is a valid and binding obligation of EasyWeb and ZAC, constitutes a valid and binding obligation of ZIOPHARM enforceable in accordance with its terms except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally. ZIOPHARM is not subject to, or obligated under, any provision of (a) its certificate of incorporation or bylaws, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit or (d) subject to obtaining the approvals referred to in the next sentence, any law, regulation, order, judgment or decree, which would conflict with, be breached or violated, or in respect of which a right of termination or acceleration or any security interest, charge or encumbrance on any of its assets would be created, by the execution, delivery or performance of this Agreement, or the consummation of the transactions contemplated hereby, other than any such conflicts, breaches, violations, rights of termination or acceleration or security interests, charges or encumbrances which, in the case of clauses (b), (c) or (d), individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on ZIOPHARM. Except for (a) approvals under applicable blue sky laws and (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of ZIOPHARM for the consummation by ZIOPHARM of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on ZIOPHARM or materially adversely affect the consummation of the transactions contemplated hereby.

3.3

Capitalization.

(a)

The authorized, issued and outstanding shares of capital stock of ZIOPHARM as of the date hereof are set forth on Schedule 3.3(a).  All issued and outstanding shares of ZIOPHARM Stock have been duly authorized and validly issued, are fully paid and nonassessable, have not been issued in violation of any preemptive rights, and are free from any restrictions on transfer (other than restrictions under the Securities Act or state securities laws) or any options, pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, “Liens”).  Other than as described on Schedule 3.3(a), ZIOPHARM has no other equity securities or securities containing any equity features that are authorized, issued or outstanding. Except as set forth in Schedule 3.3(a), there are no agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by ZIOPHARM and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from ZIOPHARM any shares of capital stock or other securities of ZIOPHARM of any kind. Except as set forth on Schedule 3.3(a), there are no agreements or other obligations (contingent or otherwise) which may require ZIOPHARM to repurchase or otherwise acquire any shares of its capital stock.

(b)

Schedule 3.3(b) contains a list of the names, addresses and tax identification numbers of the holders of record as of the date of this Agreement of all issued and outstanding shares of ZIOPHARM Stock and the number of shares of ZIOPHARM Common each of them holds.

(c)

ZIOPHARM does not own, and is not a party to any contract to acquire, any equity securities or other securities of any entity or any direct or indirect equity or ownership interest in any other entity.  To ZIOPHARM’s knowledge, there exist no voting trusts, proxies, or other contracts with respect to the voting of shares of capital stock of ZIOPHARM.

3.4

Litigation.  There are no actions, suits, proceedings, orders or investigations pending or, to the knowledge of ZIOPHARM, threatened against ZIOPHARM, at law or in equity, or before or by any federal, state or other Governmental Entity.

3.5

No Brokers or Finders.  There are no claims for brokerage commissions, finders’ fees, investment advisory fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement, understanding, commitment or agreement made by or on behalf of ZIOPHARM.

3.6

Tax Matters.

(a)

Except as disclosed on Schedule 3.6, (i) ZIOPHARM has timely filed (or has had timely filed on its behalf) all returns, declarations, reports, estimates, information returns, and statements, including any schedules and amendments to such documents (the “ZIOPHARM Returns”), required to be filed or sent by it in respect of any Taxes or required to be filed or sent by it to any taxing authority having jurisdiction; (ii) all such ZIOPHARM Returns are complete and accurate in all material respects; (iii) ZIOPHARM has timely and properly paid (or has had paid on its behalf) all Taxes required to be paid by it; (iv) ZIOPHARM has established on the ZIOPHARM Latest Balance Sheet, in accordance with GAAP, reserves that are adequate for the payment of any Taxes not yet due and payable; and (v) ZIOPHARM has complied with all applicable laws, rules, and regulations relating to the collection or withholding of Taxes from third parties (including without limitation employees) and the payment thereof (including, without limitation, withholding of Taxes under Sections 1441 and 1442 of the Code, or similar provisions under any foreign laws).

(b)

There are no material Liens for Taxes upon any assets of ZIOPHARM, except Liens for Taxes not yet due.

(c)

No deficiency for any Taxes has been proposed, asserted or assessed against ZIOPHARM that has not been resolved and paid in full or is not being contested in good faith. Except as disclosed in Schedule 3.6, no waiver, extension or comparable consent given by ZIOPHARM regarding the application of the statute of limitations with respect to any Taxes or ZIOPHARM Returns is outstanding, nor is any request for any such waiver or consent pending. Except as disclosed in Schedule 3.6, there has been no Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or ZIOPHARM Returns, nor is any such Tax audit or other proceeding pending, nor has there been any notice to ZIOPHARM by any Taxing authority regarding any such Tax audit or other proceeding, or, to the knowledge of ZIOPHARM, is any such Tax audit or other proceeding threatened with regard to any Taxes or ZIOPHARM Returns. ZIOPHARM does not expect the assessment of any additional Taxes of ZIOPHARM for any period prior to the date hereof and has no knowledge of any unresolved questions, claims or disputes concerning the liability for Taxes of ZIOPHARM which would exceed the estimated reserves established on its books and records.

(d)

Except as set forth on Schedule 3.6, ZIOPHARM is not a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code and the consummation of the transactions contemplated by this Agreement will not be a factor causing payments to be made by ZIOPHARM not to be deductible (in whole or in part) under Section 280G of the Code.  ZIOPHARM is not liable for Taxes of any other Person, and is not currently under any contractual obligation to indemnify any Person with respect to Taxes, or a party to any tax sharing agreement or any other agreement providing for payments by ZIOPHARM with respect to Taxes.  ZIOPHARM is not a party to any joint venture, partnership or other arrangement or contract which could be treated as a partnership for federal income tax purposes.  ZIOPHARM has not agreed and is not required, as a result of a change in method of accounting or otherwise, to include any adjustment under Section 481 of the Code (or any corresponding provision of state, local or foreign law) in taxable income.  Schedule 3.6 contains a list of all jurisdictions in which ZIOPHARM is required to file any ZIOPHARM Return and no claim has been made by a taxing authority in a jurisdiction where ZIOPHARM does not currently file ZIOPHARM Returns that ZIOPHARM is or may be subject to taxation by that jurisdiction.  There are no advance rulings in respect of any Tax pending or issued by any Taxing authority with respect to any Taxes of ZIOPHARM.  ZIOPHARM has not entered into any gain recognition agreements under Section 367 of the Code and the regulations promulgated thereunder.  ZIOPHARM is not liable with respect to any indebtedness the interest of which is not deductible for applicable federal, foreign, state or local income tax purposes.  ZIOPHARM has not filed or been included in a combined, consolidated or unitary Tax return (or the substantial equivalent thereof) of any Person.

(e)

ZIOPHARM has been neither a “distributing corporation” nor a “controlled corporation” (within the meaning of Section 355 of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code.

(f)

Except as set forth on Schedule 3.6, ZIOPHARM has not requested any extension of time within which to file any ZIOPHARM Return, which return has not since been filed.

3.7

Contracts and Commitments.

(a)

Schedule 3.7 lists the following agreements, if any, whether oral or written, to which ZIOPHARM is a party, which are currently in effect, and which relate to the operation of ZIOPHARM’s business: (i) collective bargaining agreement or contract with any labor union; (ii) bonus, pension, profit sharing, retirement or other form of deferred compensation plan; (iii) hospitalization insurance or other welfare benefit plan or practice, whether formal or informal; (iv) stock purchase or stock option plan; (v) contract for the employment of any officer, individual employee or other Person on a full-time or consulting basis or relating to severance pay for any such Person; (vi) confidentiality agreement; (vii) contract, agreement or understanding relating to the voting of ZIOPHARM Stock or the election of directors of ZIOPHARM; (viii) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a Lien on any of the assets of ZIOPHARM; (ix) guaranty of any obligation for borrowed money or otherwise; (x) lease or agreement under which ZIOPHARM is lessee of, or holds or operates any property, real or personal, owned by any other party, for which the annual rental exceeds $10,000; (xi) lease or agreement under which ZIOPHARM is lessor of, or permits any third party to hold or operate, any property, real or personal, for which the annual rental exceeds $10,000; (xii) contract which prohibits ZIOPHARM from freely engaging in business anywhere in the world; (xiii) license agreement or agreement providing for the payment or receipt of royalties or other compensation by ZIOPHARM in connection with the intellectual property rights listed in Schedule 3.20(b); (xiv)

contract or commitment for capital expenditures in excess of $10,000; (xv) agreement for the sale of any capital asset; or (xvi) other agreement which is either material to ZIOPHARM’s business or was not entered into in the ordinary course of business.

(b)

To ZIOPHARM’s knowledge, ZIOPHARM has performed, in all material respects, the obligations required to be performed by it in connection with the contracts or commitments required to be disclosed in Schedule 3.7 and is not in receipt of any claim of default under any contract or commitment required to be disclosed under such caption; ZIOPHARM has no present expectation or intention of not fully performing any material obligation pursuant to any contract or commitment required to be disclosed under such caption; and ZIOPHARM has no knowledge of any breach or anticipated breach by any other party to any contract or commitment required to be disclosed under such caption.

3.8

Affiliate Transactions.  Except as set forth in Schedule 3.8, and other than pursuant to this Agreement, no officer, director or employee of ZIOPHARM, or any member of the immediate family of any such officer, director or employee, or any entity in which any of such Persons owns any beneficial interest in ZIOPHARM (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than five percent of the stock of which is beneficially owned by any of such Persons) (collectively, the “ZIOPHARM Insiders”), has any agreement with ZIOPHARM (other than normal employment arrangements) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of ZIOPHARM (other than ownership of capital stock of ZIOPHARM). Except as set forth on Schedule 3.8, ZIOPHARM is not indebted to any ZIOPHARM Insider (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary business expenses) and no ZIOPHARM Insider is indebted to ZIOPHARM (except for cash advances for ordinary business expenses). None of the ZIOPHARM Insiders has any direct or indirect interest in any competitor, supplier or customer of ZIOPHARM or in any Person from whom or to whom ZIOPHARM leases any property, or in any other Person with whom ZIOPHARM transacts business of any nature. For purposes of this Section 3.8, the members of the immediate family of an officer, director or employee shall consist of the spouse, parents, children and siblings of such officer, director or employee.

3.9

Compliance with Laws; Permits.

(a)

Except for any noncompliance that would not reasonably be expected to have a Material Adverse Effect on ZIOPHARM, ZIOPHARM and its officers, directors, agents and employees have complied with all applicable laws, Environmental Laws, regulations and other requirements, including, but not limited to, federal, state, local and foreign laws, ordinances, rules, regulations and other requirements pertaining to equal employment opportunity, employee retirement, affirmative action and other hiring practices, occupational safety and health, workers’ compensation, unemployment and building and zoning codes, and no claims have been filed against ZIOPHARM, and ZIOPHARM has not received any written notice, alleging a violation of any such laws, Environmental Laws, regulations or other requirements. ZIOPHARM is not relying on any exemption from or deferral of any such applicable law, Environmental Laws, regulation or other requirement that would not be available to EasyWeb after it acquires ZIOPHARM’s properties, assets and business.

(b)

ZIOPHARM has no licenses, permits, Environmental Permits or certificates, from federal, state, local and foreign authorities (including, without limitation, federal and state agencies regulating occupational health and safety) necessary to permit it to conduct its business and own and operate its properties.

3.10

Financial Statements.  ZIOPHARM has provided EasyWeb with an unaudited balance sheet of ZIOPHARM as of December 31, 2004, and the related unaudited statements of income, changes in stockholders’ equity and cash flows of ZIOPHARM for the periods then ended (the “ZIOPHARM Financial Statements”).  The ZIOPHARM Financial Statements have been prepared in a manner consistent with past practice and fairly present, in all material respects, the financial position and the results of operations, changes in stockholders’ equity, and cash flows of ZIOPHARM as of the date of and for the period referred to in the ZIOPHARM Financial Statements.

3.11

Books and Records.  The books of account, minute books, stock record books, and other similar records of ZIOPHARM, complete copies of which have been made available to EasyWeb, have been properly kept and contain no inaccuracies except for inaccuracies that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on ZIOPHARM.

3.12

Real Property.  Except as set forth on Schedule 3.12, ZIOPHARM does not own any real property.  ZIOPHARM has good and valid title to all of its leaseholds and other interests free and clear of all Liens, except for such Liens and encumbrances which do not detract from the value or interfere with the present use of the property subject thereto or affected thereby.  The real property to which such leaseholds and other interests pertain constitutes all of the real property used in ZIOPHARM’s business.

3.13

Insurance.  The insurance policies obtained and maintained by ZIOPHARM that are material to ZIOPHARM are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that ZIOPHARM is not currently required, but may in the future be required, to pay with respect to any period ending prior to the date of this Agreement), and ZIOPHARM has received no written notice of cancellation or termination with respect to any such policy that has not been replaced on substantially similar terms prior to the date of such cancellation.

3.14

No Undisclosed Liabilities.  Except as reflected in the unaudited balance sheet of ZIOPHARM as of December 31, 2004 or the related notes thereto (the “ZIOPHARM Latest Balance Sheet”), ZIOPHARM has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) except (i) liabilities which have arisen since the date of the ZIOPHARM Latest Balance Sheet in the ordinary course of business consistent with past practice (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit) or (ii) liabilities under this Agreement. In the case of liabilities arising in the ordinary course of business consistent with past practice, such liabilities, other than liabilities that are accrued but not yet payable, are separately and specifically identified on Schedule 3.14.

3.15

Environmental Matters.

(a)

To its knowledge, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on ZIOPHARM, (i) ZIOPHARM has not transported, handled, treated, stored, used, manufactured, distributed, disposed of, released or exposed its employees or others to pollutants, contaminants, hazardous wastes, or any toxic, radioactive or otherwise hazardous materials (“Hazardous Materials”) in violation of any applicable law, and (ii) ZIOPHARM has not disposed of, transported, sold, used, released, exposed its employees or others to or manufactured any product containing a Hazardous Material (collectively, “Hazardous Materials Activities”) in violation of any applicable law, rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

(b)

No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to ZIOPHARM’s knowledge, threatened against ZIOPHARM concerning (i) any ZIOPHARM Permit relating to any environmental matter, (ii) any Hazardous Material or (iii) any Hazardous Materials Activity of ZIOPHARM.  ZIOPHARM is not aware of any fact or circumstance which could involve ZIOPHARM in any environmental litigation or impose upon ZIOPHARM any environmental liability.

(c)

ZIOPHARM has complied and is in compliance, in each case in all material respects, with all applicable laws, rules, regulations, treaties and statutes promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

3.16

Absence of Certain Developments.  Except as disclosed in the ZIOPHARM Financial Statements or as otherwise contemplated by this Agreement, since December 31, 2004, ZIOPHARM has conducted its business in all material respects in the ordinary course consistent with past practice and there has not occurred (i) any event that would have a Material Adverse Effect on ZIOPHARM, (ii) any event that would reasonably be expected to prevent or materially delay the performance of ZIOPHARM’s obligations pursuant to this Agreement, (iii) any material change by ZIOPHARM in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of capital stock of ZIOPHARM or any redemption, purchase or other acquisition of any of ZIOPHARM’s securities, (v) any material increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan of ZIOPHARM, or any other material increase in the compensation payable or to become payable to any employees, officers, consultants or directors of ZIOPHARM, (vi) other than issuances of options pursuant to duly adopted option plans, any issuance, grants or sale of any stock, options, warrants, notes, bonds or other securities, or entry into any agreement with respect thereto by ZIOPHARM, (vii) any amendment to the certificate of incorporation or bylaws of ZIOPHARM, (viii) other than in the ordinary course of business consistent with past practice, any (w) capital expenditures by ZIOPHARM, (x) purchase, sale, assignment or transfer of any material assets by ZIOPHARM, (y) mortgage, pledge or existence of any Lien on any material assets or properties, tangible or intangible, of ZIOPHARM, except for Liens for taxes not yet due and such other Liens which do not, individually or in the aggregate, have a Material Adverse Effect on ZIOPHARM, or (z) cancellation, compromise, release or waiver by ZIOPHARM of any rights of material value or any material debts or claims, (ix) any incurrence by ZIOPHARM of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice, (x) damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of ZIOPHARM, (xi) entry into any agreement, contract, lease or license other than in the ordinary course of business consistent with past practice, (xii) any acceleration, termination, modification or cancellation of any agreement, contract, lease or license to which ZIOPHARM is a party or by which it is bound, (xiii) entry by ZIOPHARM into any loan or other transaction with any officers, directors or employees of ZIOPHARM, (xiv) any charitable or other capital contribution by ZIOPHARM or pledge therefore, (xv) entry by ZIOPHARM into any transaction of a material nature other than in the ordinary course of business consistent with past practice, or (xvi) any negotiation or agreement by ZIOPHARM to do any of the things described in the preceding clauses (i) through (xv).

3.17

Employee Benefit Plans.  (a)  Schedule 3.17(a) lists all material (i) “employee benefit plans,” within the meaning of Section 3(3) of ERISA, of ZIOPHARM, (ii) bonus, stock option, stock purchase, stock appreciation right, incentive, deferred compensation, supplemental retirement, severance, and fringe benefit plans, programs, policies or arrangements, and (iii) employment or consulting agreements, for the benefit of, or relating to, any current or former employee (or any beneficiary thereof) of ZIOPHARM, in the case of a plan described in (i) or (ii) above, that is currently maintained by ZIOPHARM or with respect to which ZIOPHARM has an obligation to contribute, and in the case of an agreement described in (iii) above, that is currently in effect (the “ZIOPHARM Plans”).  ZIOPHARM has heretofore made available to EasyWeb true and complete copies of the ZIOPHARM Plans and any amendments thereto, any related trust, insurance contract, summary plan description, and, to the extent required under ERISA or the Code, the most recent annual report on Form 5500 and summaries of material modifications.

(b)

No ZIOPHARM Plan is (1) a “multiemployer plan” within the meaning of Sections 3(37) or 4001(a)(3) of ERISA, (2) a “multiple employer plan” within the meaning of Section 3(40) of ERISA or Section 413(c) of the Code, or (3) subject to Title IV of ERISA or Section 412 of the Code.

(c)

There is no proceeding pending or, to ZIOPHARM’s knowledge, threatened against the assets of any ZIOPHARM Plan or, with respect to any ZIOPHARM Plan, against ZIOPHARM other than proceedings that would not reasonably be expected to have a Material Adverse Effect on ZIOPHARM, and to ZIOPHARM’s knowledge, there is no proceeding pending or threatened in writing against any fiduciary of any ZIOPHARM Plan other than proceedings that would not reasonably be expected to have a Material Adverse Effect on ZIOPHARM.

(d)

Each of the ZIOPHARM Plans has been operated and administered in all material respects in accordance with its terms and applicable law, including, but not limited to, ERISA and the Code.

(e)

Each of the ZIOPHARM Plans that is intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination, notification, or opinion letter from the IRS.

(f)

Except as set forth in Schedule 3.17(f), no director, officer, or employee of ZIOPHARM will become entitled to retirement, severance or similar benefits or to enhanced or accelerated benefits (including any acceleration of vesting or lapsing of restrictions with respect to equity-based awards) under any ZIOPHARM Plan solely as a result of consummation of the transactions contemplated by this Agreement.

3.18

Employees.

(a)

Schedule 3.18 lists the following information for each employee and each director of ZIOPHARM as of the date of this Agreement, including each employee on leave of absence or layoff status: (1) name; (2) job title; (3) current annual base salary or annualized wages; (4) bonus compensation earned during 2004; (5) vacation accrued and unused; (6) service credited for purposes of vesting and eligibility to participate under ZIOPHARM Plans; and (7) the number of shares of ZIOPHARM Common Stock beneficially owned by each such employee.   Schedule 3.18 also lists the following information for each consultant or advisory board member of ZIOPHARM, as of the date of this Agreement: (x) name; (y) services performed in 2004; and (z) compensation received from ZIOPHARM with respect to services performed in 2004.

(b)

Except as otherwise set forth in Schedule 3.18, or as contemplated by this Agreement, to the knowledge of ZIOPHARM, (i) neither any executive employee of ZIOPHARM nor any group of ZIOPHARM’s employees has any plans to terminate his, her or its employment; (ii) ZIOPHARM has no material labor relations problem pending and its labor relations are satisfactory; (iii) there are no workers’ compensation claims pending against ZIOPHARM nor is ZIOPHARM aware of any facts that would give rise to such a claim; (iv) no employee of ZIOPHARM is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of ZIOPHARM; and (v) no employee or former employee of ZIOPHARM has any claim with respect to any intellectual property rights of ZIOPHARM set forth in Schedule 3.20(b).

3.19

Proprietary Information and Inventions.  Each current ZIOPHARM employee, consultant, and advisory board member is a party to either a non-disclosure agreement or an employment agreement with ZIOPHARM containing comparable non-disclosure provisions.  To ZIOPHARM’s knowledge, no current or former ZIOPHARM employee, consultant or advisory board member who is a party to a non-disclosure agreement has breached such non-disclosure agreement.  To ZIOPHARM’s knowledge, no current or former ZIOPHARM employee, consultant or advisory board member who is a party to an employment agreement with ZIOPHARM has breached the non-disclosure provisions of such agreement.

3.20

Intellectual Property.  (a)  Except as set forth in Schedule 3.20(a), to its knowledge, ZIOPHARM owns, or has valid and enforceable licenses to use, all of the following used in or necessary to conduct its business as currently conducted (collectively, the “ZIOPHARM Intellectual Property”):

(1)

patents (including any registrations, continuations, continuations in part, renewals, and any applications for any of the foregoing) (collectively, the “Patents”);

(2)

trade secrets, confidential or proprietary technical information, know-how, designs, processes, research in progress, inventions and invention disclosures (whether patentable or unpatentable) (collectively, the “Know-How”); and

(b)

Set forth on Schedule 3.20(b) is a complete and accurate list of all material Patents owned or licensed by ZIOPHARM.  Schedule 3.20(b) sets forth a complete and accurate list of all Persons from which or to which ZIOPHARM licenses any material Intellectual Property.

(c)

To its knowledge, ZIOPHARM is the sole and exclusive licensee of the ZIOPHARM Intellectual Property, free and clear of all Liens, except for such Liens which, individually or in the aggregate, would not have a Material Adverse Effect on ZIOPHARM, and free of all licenses except those set forth in Schedule 3.20(c) and licenses relating to off-the-shelf software having a per-application acquisition price of less than $5,000.  To ZIOPHARM’s knowledge and except as set forth on Schedule 3.20(c), no Patent set forth in Schedule 3.20(b) has lapsed, expired or been abandoned or cancelled, or is subject to any pending or, to ZIOPHARM’s knowledge, threatened opposition or cancellation proceeding in any country.

(d)

Except as set forth in Schedule 3.20(d) and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on ZIOPHARM, to ZIOPHARM’s knowledge, neither the conduct of ZIOPHARM’s business nor the manufacture, marketing, licensing, sale, distribution or use of its products or services infringes upon the proprietary rights of any Person.  Except as set forth in Schedule 3.20(a) and Schedule 3.20(c) and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on ZIOPHARM, there are no claims pending or, to ZIOPHARM’s knowledge, threatened (1) alleging that ZIOPHARM’s business as currently conducted infringes upon or constitutes an unauthorized use or violation of the proprietary rights of any Person, (2) alleging that the ZIOPHARM Intellectual Property is being infringed by any Person, or (3) challenging the ownership, validity or enforceability of the ZIOPHARM Intellectual Property.

(e)

ZIOPHARM has not entered into any material consent agreement, indemnification agreement, forbearance to sue, settlement agreement or cross-licensing arrangement with any Person relating to the ZIOPHARM Intellectual Property other than as part of the license agreements listed in Schedule 3.20(b) or set forth in Schedule 3.20(c).

(f)

Except as set forth in Schedule 3.20(f), ZIOPHARM is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other contract relating to the ZIOPHARM Intellectual Property that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on ZIOPHARM.

3.21

Tax-Free Reorganization.  Neither ZIOPHARM nor, to ZIOPHARM’s knowledge, any of its Affiliates has taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code.

3.22

Vote Required.  The affirmative vote of the holders of a majority of the outstanding shares of ZIOPHARM Common Stock and ZIOPHARM Series A Preferred Stock (with holders of ZIOPHARM Series A Preferred Stock voting on an as-if-converted basis) is the only vote of the holders of any classes or series of ZIOPHARM capital stock necessary to approve this Agreement, the Merger and the other transactions contemplated hereby.

3.23

Full Disclosure.  The representations and warranties of ZIOPHARM contained in this Agreement (and in any schedule, exhibit, certificate or other instrument to be delivered under this Agreement) do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading. There is no fact of which ZIOPHARM has knowledge that has not been disclosed to EasyWeb pursuant to this Agreement, including the schedules hereto, all taken together as a whole, which has had or would reasonably be expected to have a Material Adverse Effect on ZIOPHARM or materially adversely affect the ability of ZIOPHARM to consummate in a timely manner the transactions contemplated hereby.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF EASYWEB AND ZAC

EasyWeb and ZAC hereby jointly and severally represent and warrant to ZIOPHARM as follows:

4.1

Organization and Qualification.  Each of EasyWeb and ZAC is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has the requisite corporate power and authority to own, lease and operate its assets and to carry on its business as now conducted.  The copies of the certificate of incorporation and bylaws of each of EasyWeb and ZAC that have been made available to ZIOPHARM on or prior to the date of this Agreement are correct and complete copies of such documents as in effect as of the date of this Agreement.  EasyWeb is duly licensed or qualified to do business and is in good standing in every jurisdiction in which the nature of its business or the ownership or leasing of its properties requires it to be licensed or qualified, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on EasyWeb.  EasyWeb has no subsidiaries other than ZAC.

4.2

Authority Relative to this Agreement; Non-Contravention.  Each of EasyWeb and ZAC has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by each of EasyWeb and ZAC, and the consummation by EasyWeb and ZAC of the transactions contemplated hereby have been duly authorized by the Boards of Directors of each of EasyWeb and ZAC and by EasyWeb as the sole stockholder of ZAC.  No other corporate proceedings on the part of

EasyWeb or ZAC are necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby or will otherwise be sought by EasyWeb. This Agreement has been duly executed and delivered by EasyWeb and ZAC and, assuming it is a valid and binding obligation of ZIOPHARM, constitutes a valid and binding obligation of EasyWeb and ZAC enforceable in accordance with its terms except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.  Neither EasyWeb nor ZAC is subject to, nor obligated under, any provision of (a) their respective certificate of incorporation or bylaws, (b) any agreement, arrangement or understanding, (c) any license, franchise or permit, nor (d) subject to obtaining the approvals referred to in the next sentence, any law, regulation, order, judgment or decree, which would conflict with, be breached or violated, or in respect of which a right of termination or acceleration or any security interest, charge or encumbrance on any of its assets would be created, by the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, other than any such conflicts, breaches, violations, rights of termination or acceleration or security interests, charges or encumbrances which, in the case of clauses (b), (c) or (d), individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on EasyWeb. Except for (a) approvals under applicable blue sky laws and (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of EasyWeb or ZAC for the consummation by EasyWeb or ZAC of the transactions contemplated by this Agreement, except for such authorizations, consents, approvals and filings as to which the failure to obtain or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on EasyWeb or ZAC or materially adversely affect the consummation of the transactions contemplated hereby.

4.3

Capitalization.

(a)

The authorized, issued and outstanding shares of capital stock of EasyWeb as of the date hereof are correctly set forth on Schedule 4.3(a). The issued and outstanding shares of capital stock of EasyWeb have been duly authorized and validly issued, are fully paid and nonassessable, and have not been issued in violation of any preemptive rights.  Other than as described on Schedule 4.3(a), EasyWeb has no other equity securities or securities containing any equity features that are authorized, issued or outstanding. Except as set forth in Schedule 4.3(a) hereto, there are no agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by EasyWeb and there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from EasyWeb any shares of capital stock or other securities of EasyWeb of any kind. Except as set forth on Schedule 4.3(a), there are no agreements or other obligations (contingent or otherwise) which may require EasyWeb to repurchase or otherwise acquire any shares of its capital stock.

(b)

Except as set forth in Schedule 4.3(b), there are no registration rights and, to EasyWeb’s knowledge, there exist no voting trusts, proxies, or other contracts with respect to the voting of shares of capital stock of EasyWeb.

(c)

The authorized capital of ZAC consists of two hundred (200) shares of common stock, no par value, all of which are issued and outstanding and held of record by EasyWeb as of the date hereof.  The issued and outstanding shares of capital stock of ZAC are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive rights. Except as disclosed on Schedule 4.3(c), there are no options, warrants, conversion privileges or other rights, agreements, arrangements or commitments obligating ZAC to issue, sell, purchase or redeem any shares of its capital stock or securities or obligations of any kind convertible into or exchangeable for any shares of its capital stock

4.4

Exchange Act Reports.

(a)

The EasyWeb Common Stock has been registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and EasyWeb is subject to the periodic reporting requirements of Section 13 of the Exchange Act.

(b)

EasyWeb maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning EasyWeb and its subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the EasyWeb SEC Filings and other public disclosure documents.  EasyWeb has delivered to ZIOPHARM copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures.  To EasyWeb’s knowledge, each director and executive officer thereof has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder since at least January 1, 1999.  As used in this Section 4.4(b), the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(c)

Prior to the date of this Agreement, EasyWeb has delivered or made available to ZIOPHARM complete and accurate copies of (a) EasyWeb’s Annual Report on Form 10-KSB for the year ended December 31, 2004 (the “EasyWeb 10-K Report”) as filed with the SEC, (b) all EasyWeb proxy statements and annual reports to stockholders used in connection with meetings of EasyWeb stockholders held since January 1, 2004 (the “EasyWeb Proxy Statements”); (c) EasyWeb’s Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2004, June 30, 2004, September 30, 2004, and March 31, 2005 (the “EasyWeb 10-Q Reports”), as filed with the SEC; and (d) all current reports on Form 8-K filed with the SEC after December 31, 2003 (the “EasyWeb 8-K Reports,”) or registration statements (together with the EasyWeb 8-K Reports, the EasyWeb 10-K Reports, the EasyWeb Proxy Statements and the EasyWeb 10-Q Reports, the “EasyWeb SEC Filings”).  As of their respective dates or as subsequently amended prior to the date hereof, each of the EasyWeb SEC Filings (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the Securities Act, the Exchange Act and the applicable rules and regulations of the SEC.  The financial statements included in the EasyWeb SEC Filings complied when filed as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by the rules and regulations of the SEC) and fairly present, subject in the case of the unaudited financial statements, to customary year end audit adjustments, the financial position of EasyWeb as at the dates thereof and the results of its operations and cash flows.  EasyWeb has filed in a timely manner all reports required to be filed with the SEC pursuant to the Exchange Act. Each of the financial statements (including footnotes thereto) included in or incorporated by reference in the EasyWeb SEC Filings (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as otherwise noted therein) and (iii) fairly present, in all material respects, the financial condition of EasyWeb as of the respective dates thereof and results of operations and cash flows for the periods referred to therein.  The principal executive officer and the principal financial officer of EasyWeb have signed, and EasyWeb has filed with the SEC, all certifications required by Section 906 of the Sarbanes-Oxley Act of 2002 and such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn, and neither EasyWeb nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, form or manner of filing of such certifications.

4.5

Absence of Certain Developments.  Except as set forth in Schedule 4.5 or as disclosed in the EasyWeb SEC Filings or as otherwise contemplated by this Agreement, since December 31, 2004, EasyWeb has conducted its business in all material respects in the ordinary course consistent with past practice and there has not occurred (i) any event that would have a Material Adverse Effect on EasyWeb, (ii) any event that would reasonably be expected to prevent or materially delay the performance of EasyWeb’s obligations pursuant to this Agreement, (iii) any material change by EasyWeb in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of capital stock of EasyWeb, or any redemption, purchase or other acquisition of any of EasyWeb’s securities, (v) any material increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan of EasyWeb, or any other material increase in the compensation payable or to become payable to any employees, officers, consultants or directors of EasyWeb, (vi) other than issuances of options pursuant to duly adopted option plans, any issuance, grants or sale of any stock, options, warrants, notes, bonds or other securities, or entry into any agreement with respect thereto by EasyWeb, (vii) any amendment to the certificate of incorporation or bylaws of EasyWeb, (viii) other than in the ordinary course of business consistent with past practice, any (w) capital expenditures by EasyWeb, (x) purchase, sale, assignment or transfer of any material assets by EasyWeb, (y) mortgage, pledge or existence of any Lien on any material assets or properties, tangible or intangible, of EasyWeb, except for Liens for taxes not yet due and such other Liens which do not, individually or in the aggregate, have a Material Adverse Effect on EasyWeb, or (z) cancellation, compromise, release or waiver by EasyWeb of any rights of material value or any material debts or claims, (ix) any incurrence by EasyWeb of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice, (x) damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of EasyWeb,

(xi) entry by EasyWeb into any agreement, contract, lease or license other than in the ordinary course of business consistent with past practice, (xii) any acceleration, termination, modification or cancellation of any agreement, contract, lease or license to which EasyWeb is a party or by which it is bound, (xiii) entry by EasyWeb into any loan or other transaction with any officers, directors or employees of EasyWeb, (xiv) any charitable or other capital contribution by EasyWeb or pledge therefore, (xv) entry by EasyWeb into any transaction of a material nature other than in the ordinary course of business consistent with past practice, or (xvi) any negotiation or agreement by EasyWeb to do any of the things described in the preceding clauses (i) through (xv).

4.6

Absence of Undisclosed Liabilities.  Attached as Schedule 4.6 is the audited balance sheet of EasyWeb as of December 31, 2004 (the “EasyWeb Balance Sheet”).  Except as reflected in the EasyWeb Balance Sheet, EasyWeb has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) except (i) liabilities which have arisen since the date of the EasyWeb Balance Sheet in the ordinary course of business consistent with past practice (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit), (ii) liabilities under this Agreement; or (iii) as otherwise specifically identified on Schedule 4.6.  In the case of liabilities arising in the ordinary course of business consistent with past practice, such liabilities are separately and specifically identified on Schedule 4.6.

4.7

Litigation.  There are no actions, suits, proceedings, orders or investigations pending or, to the knowledge of EasyWeb, threatened against EasyWeb, at law or in equity, or before or by any federal, state or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

4.8

No Brokers or Finders.  Except as set forth on Schedule 4.8, there are no claims for brokerage commissions, finders’ fees, investment advisory fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement, understanding, commitment or agreement made by or on behalf of EasyWeb.

4.9

Validity of the EasyWeb Common Stock.  The shares of EasyWeb Common Stock representing the Merger Consideration will be, when issued in accordance with the terms of this Agreement, duly authorized, validly issued, fully paid and nonassessable.

4.10

Tax Matters.

(a)

(i) EasyWeb has timely filed (or has had timely filed on its behalf) all returns, declarations, reports, estimates, information returns, and statements, including any schedules and amendments to such documents (the “EasyWeb Returns”), required to be filed or sent by it in respect of any Taxes or required to be filed or sent by it to any taxing authority having jurisdiction; (ii) all such EasyWeb Returns are complete and accurate in all material respects; (iii) EasyWeb has timely and properly paid (or has had paid on its behalf) all Taxes required to be paid by it; (iv) EasyWeb has established on the EasyWeb Balance Sheet, in accordance with GAAP, reserves that are adequate for the payment of any Taxes not yet due and payable; and (v) EasyWeb has complied with all applicable laws, rules, and regulations relating to the collection or withholding of Taxes from third parties (including, without limitation, employees) and the payment thereof (including, without limitation, withholding of Taxes under Sections 1441 and 1442 of the Code, or similar provisions under any foreign laws).

(b)

There are no material Liens for Taxes upon any assets of EasyWeb, except Liens for Taxes not yet due.

(c)

No deficiency for any Taxes has been proposed, asserted or assessed against EasyWeb that has not been resolved and paid in full or is not being contested in good faith. Except as disclosed in Schedule 4.10, no waiver, extension or comparable consent given by EasyWeb regarding the application of the statute of limitations with respect to any Taxes or EasyWeb Returns is outstanding, nor is any request for any such waiver or consent pending. Except as disclosed in Schedule 4.10, there has been no Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or EasyWeb Returns, nor is any such Tax audit or other proceeding pending, nor has there been any notice to EasyWeb by any Taxing authority regarding any such Tax audit or other proceeding, or, to the knowledge of EasyWeb, is any such Tax audit or other proceeding threatened with regard to any Taxes or EasyWeb Returns. EasyWeb does not expect the assessment of any additional Taxes of EasyWeb for any period prior to the date hereof and has no knowledge of any unresolved questions, claims or disputes concerning the liability for Taxes of EasyWeb which would exceed the estimated reserves established on its books and records.

(d)

Except as set forth on Schedule 4.10, EasyWeb is not a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code and the consummation of the transactions contemplated by this Agreement will not be a factor causing payments to be made by EasyWeb not to be deductible (in whole or in part) under Section 280G of the Code.  EasyWeb is not liable for Taxes of any other Person nor is currently under any contractual obligation to indemnify any Person with respect to Taxes, or a party to any Tax sharing agreement or any other agreement providing for payments by EasyWeb with respect to Taxes.  EasyWeb is not a party to any joint venture, partnership or other arrangement or contract which could be treated as a partnership for federal income tax purposes.  EasyWeb has not agreed and is not required, as a result of a change in method of accounting or otherwise, to include any adjustment under Section 481 of the Code (or any corresponding provision of state, local or foreign law) in taxable income.  Schedule 4.10 contains a list of all jurisdictions in which EasyWeb is required to file any EasyWeb Return and no claim has been made by a taxing authority in a jurisdiction where EasyWeb does not currently file EasyWeb Returns that EasyWeb is or may be subject to taxation by that jurisdiction.  There are no advance rulings in respect of any Tax pending or issued by any Taxing authority with respect to any Taxes of EasyWeb.  EasyWeb has not entered into any gain recognition agreements under Section 367 of the Code and the regulations promulgated thereunder.  EasyWeb is not liable with respect to any indebtedness the interest of which is not deductible for applicable federal, foreign, state or local income tax purposes.

(e)

EasyWeb has been neither a “distributing corporation” nor a “controlled corporation” (within the meaning of Section 355 of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code.

(f)

Except as set forth on Schedule 4.10, EasyWeb has not requested any extension of time within which to file any EasyWeb Return, which return has not since been filed.

4.11

Contracts and Commitments.

(a)

Schedule 4.11 hereto lists the following agreements, if any, whether oral or written, to which EasyWeb is a party, which are currently in effect, and which relate to the operation of EasyWeb’s business, each of which has been filed as an exhibit to the EasyWeb SEC Filings: (i) collective bargaining agreement or contract with any labor union; (ii) bonus, pension, profit sharing, retirement or other form of deferred compensation plan; (iii) hospitalization insurance or other welfare benefit plan or practice, whether formal or informal; (iv) stock purchase or stock option plan; (v) contract for the employment of any officer, individual employee or other Person on a full-time or consulting basis or relating to severance pay for any such Person; (vi) confidentiality agreement; (vii) contract, agreement or understanding relating to the voting of EasyWeb Common Stock or the election of directors of EasyWeb; (viii) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a Lien on any of the assets of EasyWeb; (ix) guaranty of any obligation for borrowed money or otherwise; (x) lease or agreement under which EasyWeb is lessee of, or holds or operates any property, real or personal, owned by any other party, for which the annual rental exceeds $10,000; (xi) lease or agreement under which EasyWeb is lessor of, or permits any third party to hold or operate, any property, real or personal, for which the annual rental exceeds $10,000; (xii) contract which prohibits EasyWeb from freely engaging in business anywhere in the world; (xiii) license agreement or agreement providing for the payment or receipt of royalties or other compensation by EasyWeb in connection with EasyWeb Intellectual Property; (xiv) contract or commitment for capital expenditures in excess of $10,000; (xv) agreement for the sale of any capital asset; or (xvi) other agreement which is either material to EasyWeb’s business or was not entered into in the ordinary course of business.

(b)

To EasyWeb’s knowledge, EasyWeb has performed, in all material respects, the obligations required to be performed by it in connection with the contracts or commitments required to be disclosed in Schedule 4.11 hereto and is not in receipt of any claim of default under any contract or commitment required to be disclosed under such caption; EasyWeb has no present expectation or intention of not fully performing any material obligation pursuant to any contract or commitment required to be disclosed under such caption; and EasyWeb has no knowledge of any breach or anticipated breach by any other party to any contract or commitment required to be disclosed under such caption.  At the Closing, EasyWeb shall deliver a revised Schedule 4.11 that updates the liabilities and obligations of EasyWeb as of the Closing.

4.12

Intellectual Property.  EasyWeb neither owns nor licenses any EasyWeb Intellectual Property.

4.13

Affiliate Transactions.  Except as disclosed in the EasyWeb SEC Filings, and other than pursuant to this Agreement, no officer, director or employee of EasyWeb, or any member of the immediate family of any such officer, director or employee, or any entity in which any of such Persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such Persons) (collectively, the “EasyWeb Insiders”), has any agreement with EasyWeb (other than normal employment arrangements) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of EasyWeb (other than ownership of capital stock of EasyWeb). EasyWeb is not indebted to any EasyWeb Insider (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary business expenses) and no EasyWeb Insider is indebted to EasyWeb except for cash advances for ordinary business expenses). None of the EasyWeb Insiders has any direct or indirect interest in any competitor, supplier or customer of EasyWeb or in any Person from whom or to whom EasyWeb leases any property, or in any other Person with whom EasyWeb transacts business of any nature. For purposes of this Section 4.13, the members of the immediate family of an officer, director or employee shall consist of the spouse, parents, children and siblings of such officer, director or employee.

4.14

Compliance with Laws; Permits.

(a)

Except for any noncompliance that would not reasonably be expected to have a Material Adverse Effect on EasyWeb, EasyWeb and its officers, directors, agents and employees have complied with all applicable laws, Environmental Laws, regulations and other requirements, including, but not limited to, federal, state, local and foreign laws, ordinances, rules, regulations and other requirements pertaining to equal employment opportunity, employee retirement, affirmative action and other hiring practices, occupational safety and health, workers’ compensation, unemployment and building and zoning codes, and no claims have been filed against EasyWeb, and EasyWeb has not received any written notice, alleging a violation of any such laws, Environmental Laws, regulations or other requirements.

(b)

EasyWeb has no licenses, permits, Environmental Permits or certificates from federal, state, local and foreign authorities (including, without limitation, federal and state agencies regulating occupational health and safety) and no such items are necessary to permit it to conduct its business and own and operate its properties.

4.15

Books and Records.  The books of account, minute books, stock record books, and other similar records of EasyWeb, complete copies of which have been made available to ZIOPHARM, have been properly kept and contain no inaccuracies except for inaccuracies that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on EasyWeb.

4.16

Real Property.  EasyWeb does not own any real property.  EasyWeb has good and valid title to all of its leaseholds and other interests free and clear of all Liens, except for such Liens which do not detract from the value or interfere with the present use of the property subject thereto or affected thereby.  The real property to which such leaseholds and other interests pertain constitutes all of the real property used in EasyWeb’s business.

4.17

Insurance.  The insurance policies obtained and maintained by EasyWeb that are material to EasyWeb are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that EasyWeb is not currently required, but may in the future be required, to pay with respect to any period ending prior to the date of this Agreement), and EasyWeb has received no written notice of cancellation or termination with respect to any such policy that has not been replaced on substantially similar terms prior to the date of such cancellation.

4.18

Environmental Matters.

(a)

To its knowledge, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on EasyWeb, (i) EasyWeb has not transported, handled, treated, stored, used, manufactured, distributed, disposed of, released or exposed its employees or others to any Hazardous Materials in violation of any applicable law, and (ii) EasyWeb has not engaged in any Hazardous Materials Activities in violation of any applicable law, rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

(b)

No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to EasyWeb’s knowledge, threatened against EasyWeb concerning (i) any EasyWeb Permit relating to any environmental matter, (ii) any Hazardous Material or (iii) any Hazardous Materials Activity of EasyWeb.  EasyWeb is not aware of any fact or circumstance which could involve EasyWeb in any environmental litigation or impose upon EasyWeb any environmental liability.

(c)

EasyWeb has complied and is in compliance, in each case in all material respects, with all applicable laws, rules, regulations, treaties and statutes promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

4.19

Proprietary Information and Inventions.  No current EasyWeb employee, consultant, or advisory board member is a party to either any non-disclosure agreement or an alternative employment agreement with EasyWeb containing comparable non-disclosure provisions.

4.20

Tax-Free Reorganization.  Neither EasyWeb nor, to EasyWeb’s knowledge, any of its Affiliates has taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization under Section 368(a) of the Code.

4.21

Full Disclosure.  The representations and warranties of each of EasyWeb and ZAC contained in this Agreement (and in any schedule, exhibit, certificate or other instrument to be delivered under this Agreement) do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading. There is no fact of which EasyWeb or ZAC has knowledge that has not been disclosed to ZIOPHARM in the EasyWeb SEC Filings or pursuant to this Agreement, including the schedules hereto, all taken together as a whole, which has had or would reasonably be expected to have a Material

Adverse Effect on EasyWeb or ZAC, or materially adversely affect the ability of EasyWeb or ZAC to consummate in a timely manner the transactions contemplated hereby.

4.22

Trading Matters.  At the date hereof and at the Closing Date (i) the EasyWeb Common Stock is traded and quoted in the over-the-counter bulletin board market maintained by The Nasdaq Stock Market, Inc. (the “OTCBB”), (ii) EasyWeb has and shall have performed or satisfied all of its undertakings to, and of its obligations and requirements with, the SEC, and (iii) EasyWeb has not taken, and shall not have taken, any action that would preclude, or otherwise jeopardize, the inclusion of the EasyWeb Common Stock for quotation on the OTCBB, the Nasdaq Stock Market, or the American Stock Exchange.

ARTICLE 5

ADDITIONAL COVENANTS AND AGREEMENTS

5.1

Conduct of Business.  During the period from the date of this Agreement until the Effective Time, each of EasyWeb and ZIOPHARM shall, and shall cause their respective subsidiaries (if any) to, carry on their respective businesses in the ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them.  Without limiting the generality of the foregoing, from the date of this Agreement to the Effective Time, ZIOPHARM shall not unless EasyWeb shall otherwise agree in writing (which consent shall not be unreasonably withheld), and EasyWeb shall not unless ZIOPHARM shall otherwise agree in writing (which consent shall not be unreasonably withheld), or as otherwise expressly contemplated or permitted by other provisions of this Agreement, including but not limited to this Section 5.1, or set forth on Schedule 5.1, directly or indirectly:

() (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by any direct or indirect wholly owned subsidiary to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire any shares of capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

()

issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

()

amend its articles or certificate of incorporation, by-laws or other comparable charter or organizational documents;

()

acquire or agree to acquire (including, without limitation, by merger, consolidation or acquisition of stock or assets) any business, including through the acquisition of any interest in any corporation, partnership, joint venture, association or other business organization or division thereof;

() (i) mortgage or otherwise encumber or subject to any Lien any material properties or assets, or (ii) except in the ordinary course of business consistent with past practice and pursuant to existing contracts or commitments, sell, lease, transfer or otherwise dispose of any material properties or assets.

()

make or agree to make (i) in the case of EasyWeb, any new capital expenditures or (ii) in the case of ZIOPHARM, any new capital expenditures in excess of $250,000;

()

make any material tax election (unless required by law) or settle or compromise any material income-tax liability;

()

pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice and in accordance with their terms or waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which it is a party;

()

commence a lawsuit other than (i) for the routine collection of bills or (ii) to enforce this Agreement or (iii) in the case of ZIOPHARM, in such cases where it in good faith determines that the failure to commence suit would result in a material impairment of a valuable aspect of its business, provided that ZIOPHARM informs EasyWeb prior to filing such suit;

() (i) enter into or amend any employment or severance agreement or similar arrangements, (ii) enter into any agreement pursuant to which it will provide services for a term of more than 30 days at a fixed or capped price or otherwise pursuant to terms that are not consistent with agreements entered into by the Company or any of its subsidiaries in the ordinary course of business, (iii) in the case of EasyWeb, enter into any contracts or series of related contracts in excess of $10,000, (iv) in the case of ZIOPHARM, enter into any contracts or series of related contracts in excess of $250,000,  (v) make any determination as to amounts payable under any plan, arrangement, or agreement, providing for discretionary incentive compensation or bonus to any officer, director, employee or independent contractor or (vi) enter into, adopt, or amend any agreement, arrangement, or benefit plan so as to increase its liability (whether or not contingent) in respect of compensation or benefits except as may be required by law; or

()

authorize any of, or commit or agree to take any of, the foregoing actions.

EasyWeb acknowledges and agrees that the terms of this Section 5.1 do not prevent ZIOPHARM from (i) complying with the terms of the ZIOPHARM Series A Preferred Stock, including the automatic conversion of the ZIOPHARM Series A Preferred Stock at the Effective Time (as described in Section 2.2(a)) or (ii) complying with the terms of all outstanding ZIOPHARM Stock Options, including the issuance of ZIOPHARM Common Stock upon the exercise of ZIOPHARM Stock Options in accordance with their terms on such date.

5.2

Governmental Filings.  Each party will use all reasonable efforts and will cooperate with the other party in the preparation and filing, as soon as practicable, of all filings,

applications or other documents required under applicable laws, including, but not limited to, the Exchange Act, to consummate the transactions contemplated by this Agreement. Prior to submitting each filing, application, registration statement or other document with the applicable regulatory authority, each party will, to the extent practicable, provide the other party with an opportunity to review and comment on each such filing, application, registration statement or other document to the extent permitted by applicable law. Each party will use all reasonable efforts and will cooperate with the other party in taking any other actions necessary to obtain such regulatory or other approvals and consents at the earliest practicable time, including participating in any required hearings or proceedings. Subject to the terms and conditions herein provided, each party will use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable law and regulations to consummate and make effective as promptly as practicable the Merger and the other transactions contemplated by this Agreement.

5.3

Expenses.  Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

5.4

Due Diligence; Access to Information; Confidentiality.

(a)

Between the date hereof and the Closing, ZIOPHARM and EasyWeb shall afford to the other party and their authorized representatives the opportunity to conduct and complete a due diligence investigation of the other party as described herein. In light of the foregoing, each party shall permit the other party reasonable access on reasonable notice and at reasonable hours to its properties and shall disclose and make available (together with the right to copy) to the other party and its officers, employees, attorneys, accountants and other representatives, all books, papers and records relating to the assets, stock, properties, operations, obligations and liabilities of such party and its subsidiaries, including, without limitation, all books of account (including, without limitation, the general ledger), tax records, minute books of directors’ and stockholders’ meetings, organizational documents, bylaws, contracts and agreements, filings with any regulatory authority, accountants’ work papers, litigation files (excluding documentation reasonably deemed by the potentially disclosing party to be covered by the attorney work-product privilege), attorney’s audit response letters, documents relating to assets and title thereto (including, without limitation, abstracts, title insurance policies, surveys, environmental reports, opinions of title and other information relating to the real and personal property), plans affecting employees, securities transfer records and stockholder lists, and any books, papers and records relating to other assets or business activities in which such party may have a reasonable interest, and otherwise provide such assistance as is reasonably requested in order that each party may have a full opportunity to make such investigation and evaluation as it shall reasonably desire to make of the business and affairs of the other party; provided, however, that the foregoing rights granted to each party shall, whether or not and regardless of the extent to which the same are exercised, in no way affect the nature or scope of the representations, warranties and covenants of the respective party set forth herein. In addition, each party and its officers and directors shall cooperate fully (including providing introductions, where necessary) with such other party to enable the party to contact third parties, including customers, prospective customers, specified agencies or others as the party deems reasonably necessary to complete its due diligence; provided that such party agrees not to initiate such contacts without the prior approval of the other party, which approval will not be unreasonably withheld.

(b)

Prior to Closing and if the transactions contemplated by this Agreement are not consummated pursuant to this Agreement, neither EasyWeb nor ZIOPHARM nor any of their officers, employees, attorneys, accountants and other representatives shall disclose to third parties or otherwise use any confidential information received from the other party in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement; provided, however, that the following shall not be deemed to be confidential information:

(i)

information that is known to the party receiving the information at the time of disclosure, unless any individual who knows the information is under an obligation to keep that information confidential;

(ii)

information that becomes publicly known or available without the disclosure thereof by the party receiving the information in violation of this Agreement; or

(iii)

information that is received by the party receiving the information from a third party not under an obligation to keep that information confidential.

This provision shall not prohibit the disclosure of information required to be made under federal or state securities laws. If any disclosure is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

5.5

Tax Treatment.  None of EasyWeb, ZAC or ZIOPHARM, or the Surviving Company after the Effective Time, shall knowingly take any action which could reasonably be expected to disqualify the Merger as a “reorganization” within the meaning of Section 368(a) of the Code.

5.6

Press Releases.  ZIOPHARM and EasyWeb shall agree with each other as to the form and substance of any press release or public announcement related to this Agreement or the other transactions contemplated hereby; provided, however, that nothing contained herein shall prohibit either party, following notification to the other party, from making any disclosure which is required by law or regulation. If any such press release or public announcement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

5.7

Private Placement. Each of ZIOPHARM and EasyWeb shall take all necessary action on its part such that the issuance of the Merger Consideration to ZIOPHARM stockholders constitutes a valid “private placement” under the Securities Act.  Without limiting the generality of the foregoing, ZIOPHARM shall (1) provide each ZIOPHARM stockholder with a stockholder qualification questionnaire in the form reasonably acceptable to both EasyWeb and ZIOPHARM (a “Stockholder Questionnaire”) and (2) use its reasonable best efforts to cause each ZIOPHARM stockholder to attest that such stockholder either (A) is an “accredited investor” as defined in Regulation D of the Securities Act, (B) has such knowledge and experience in financial and business matters that the stockholder is capable of evaluating the merits and risks of receiving the Merger Consideration, or (C) has appointed an appropriate person reasonably acceptable to both EasyWeb and ZIOPHARM to act as the stockholder’s purchaser representative in connection with evaluating the merits and risks of receiving the Merger Consideration.

5.8

ZIOPHARM Stockholders’ Meeting; Materials to Stockholders.  ZIOPHARM shall, in accordance with Section 251 of the DGCL and its certificate of incorporation and By-laws, duly call, give notice of, convene and hold a special meeting of ZIOPHARM stockholders (the “ZIOPHARM Stockholder Meeting”) as promptly as practicable after the date hereof for the purpose of obtaining the Requisite ZIOPHARM Stockholder Vote, including the approval of this Agreement, the Merger and the other transactions contemplated hereby.  Alternatively, ZIOPHARM shall use its reasonable best efforts to obtain the Requisite ZIOPHARM Stockholder Vote, in lieu of holding the ZIOPHARM Stockholder Meeting, by written consent of ZIOPHARM stockholders.

5.9

No Solicitation.  Unless and until this Agreement shall have been terminated pursuant to Section 7.1, neither EasyWeb, nor its officers, directors, Affiliates, employees, investment bankers, brokers or other agents shall, directly or indirectly, encourage, solicit or initiate discussions or negotiations with, or engage in negotiations or discussions with, or provide non-public information to, any Person, other than ZIOPHARM, relating to an Acquisition Proposal; provided that EasyWeb may engage in such discussions or negotiations in response to any unsolicited proposal from an unrelated party if the Board of Directors of EasyWeb determines, in good faith, after consultation with counsel, that the failure to engage in such discussions would constitute a breach of the fiduciary or legal obligations of the Board of Directors of EasyWeb. EasyWeb will promptly advise ZIOPHARM if it receives an Acquisition Proposal or inquiry with respect to the matters described above.

5.10

Failure to Fulfill Conditions.  In the event that any of the parties hereto determines that a condition to its respective obligations to consummate the transactions contemplated hereby cannot be fulfilled on or prior to the termination of this Agreement, such party will promptly notify the other parties hereto.

5.11

Registration Rights with Respect to EasyWeb Common Stock.  (a)  EasyWeb agrees that if, at any time, and from time to time, the Board of Directors of EasyWeb shall authorize the filing of a registration statement under the Securities Act (other than a registration statement on Form S-8, Form S-4 or any other form that does not include substantially the same information as would be required in a form for the general registration of securities) in connection with the proposed offer of any of its securities by it or any of its stockholders, then  EasyWeb shall: (i) promptly notify each Holder that such registration statement will be filed and that the Registrable Securities then held by such Holder will be included in such registration statement at such Holder’s request; (ii) cause such registration statement to cover all of such Registrable Securities issued to such Holder for which such Holder requests inclusion; (iii) use best efforts to cause such registration statement to become effective as soon as practicable; and (iv) take all other reasonable action necessary under any federal or state law or regulation of any governmental authority to permit all such Registrable Securities that have been issued to such Holder to be sold or otherwise disposed of, and will maintain such compliance with each such federal and state law and regulation of any governmental authority for the period necessary for such Holder to promptly effect the proposed sale or other disposition.

(b)

Notwithstanding any other provision of this Section 5.11, EasyWeb may at any time, abandon or delay any registration commenced by the Company.  In the event of such an abandonment, EasyWeb shall not be required to continue registration of shares requested by the Holder for inclusion, the Holder shall retain the right to request inclusion of shares as set forth above and the withdrawn registration shall not be deemed to be a registration request for the purposes of Section 5.11(c) below.

(c)

Each Holder shall have the right to request inclusion of any of its Registrable Securities in a registration statement as described in this Section 5.11, up to three times.  Notwithstanding anything to the contrary contained in this Section 5.11, all registration rights hereunder shall expire on the two-year anniversary of the Effective Date.

(d)

It shall be a condition precedent to the obligation of EasyWeb to take any action pursuant to this Section 5.11 with respect to the Registrable Securities of any Holder that such Holder shall furnish to EasyWeb such information regarding the Holder, the Registrable Securities held by the Holder, and the intended method of disposition of such securities as shall be reasonably required by EasyWeb to effect the registration of such Holder’s Registrable Securities.

(e)

EasyWeb and ZIOPHARM acknowledge and agree that the holders of ZIOPHARM Series A Preferred Stock have certain demand and piggy-back registration rights granted pursuant to the subscription agreements executed and delivered in connection with ZIOPHARM’s offering and sale of ZIOPHARM Series A Preferred Stock, which rights, after the Merger, shall apply to their shares of EasyWeb Common Stock received in exchange therefor.

5.12

Notification of Certain Matters.  At or prior to the Effective Time, each party shall give prompt notice to the other party of (i) the occurrence or failure to occur of any event or the discovery of any information, which occurrence, failure or discovery would be likely to cause any representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete after the date hereof in any material respect or, in the case of any representation or warranty given as of a specific date, would be likely to cause any such representation or warranty on its part contained in this Agreement to be untrue, inaccurate or incomplete in any material respect as of such specific date, and (ii) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder.

5.13

Information Statement.  EasyWeb and ZIOPHARM will prepare any information statement to be circulated in connection with any written consent by ZIOPHARM stockholders described in Section 5.8 (the “Information Statement”) in connection with the Merger in accordance with Regulation D promulgated under the Securities Act and the DGCL, and ZIOPHARM shall provide the Information Statement to its stockholders as soon as practicable after the date hereof.  EasyWeb and ZIOPHARM will furnish all information concerning EasyWeb and ZIOPHARM, respectively, as may be reasonably necessary or requested in connection with the foregoing.  None of the information supplied or to be supplied by EasyWeb or ZIOPHARM for inclusion or incorporation by reference in the Information Statement will, at the time the Information Statement is first published, sent or given to holders of the ZIOPHARM Stock, and at any time it is amended or supplemented, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  If any of the parties hereto becomes aware prior to the Effective Time of any information furnished by it that would cause any of the statements in the Information Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, it will promptly inform the other parties hereto and take the necessary steps to correct the Information Statement.

5.14

Securities Law Filings.  Promptly upon the execution of this Agreement, the parties hereto shall cooperate in the preparation and filing of all filings required by applicable securities laws, including, without limitation, current reports on Form 8-K and information required by Rule 14f-1 under the Exchange Act.

5.15

Payment of EasyWeb Liabilities.  Subject to the consummation of the Merger, and subject further to the provisions of the Indemnification Agreement contemplated by Section 6.3(l) hereof, at the Closing and immediately following the Effective Time of the Merger, ZIOPHARM, on behalf of EasyWeb, shall satisfy all of EasyWeb’s payment obligations identified on Schedule 4.11 as revised at Closing.

ARTICLE 6

CONDITIONS

6.1

Conditions to Obligations of Each Party.  The respective obligations of each party to effect the transactions contemplated hereby are subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

(a)

 No Prohibitive Change of Law. There shall have been no law, statute, rule or regulation, domestic or foreign, enacted or promulgated which would prohibit or make illegal the consummation of the transactions contemplated hereby.

(b)

Stockholder Approvals.  This Agreement, the Merger and the other transactions contemplated hereby shall have been approved by the Requisite ZIOPHARM Stockholder Vote, and Dissenting Shares shall constitute no more than four percent (4%) of the issued and outstanding shares of ZIOPHARM’s capital stock.

(c)

Adverse Proceedings. There shall not be instituted or pending any action or proceeding before any court or governmental authority or agency (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions, (ii) seeking to prohibit direct or indirect ownership or operation by EasyWeb or ZAC of all or a material portion of the business or assets of ZIOPHARM, or to compel EasyWeb or ZAC or any of their respective subsidiaries or ZIOPHARM to dispose of or to hold separately all or a material portion of the business or assets of EasyWeb or of

ZIOPHARM, as a result of the transactions contemplated hereby; (iii) seeking to invalidate or render unenforceable any material provision of this Agreement or any of the other agreements attached as exhibits hereto or contemplated hereby, or (iv) otherwise relating to and materially adversely affecting the consummation of the transactions contemplated hereby.

(d)

Governmental Action. There shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby, by any federal, state or other court, government or governmental authority or agency, that would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 6.1(c).

(e)

Market Condition. There shall not have occurred any general suspension of trading on the New York Stock Exchange, the Nasdaq Stock Markets, or any suspension of trading in EasyWeb Common Stock, or any general bank moratorium or closing or any war, national emergency or other event affecting the economy or securities trading markets generally that would make completion of the Merger impossible.

(f)

Federal Tax Opinion.  ZIOPHARM shall have received a tax opinion from Maslon Edelman Borman & Brand, LLP, counsel to ZIOPHARM, which opinion may be based on customary reliance and subject to customary qualifications, to the effect that for federal income tax purposes:

(i)

The Merger will qualify as a reorganization under Section 368(a) of the Code. ZIOPHARM, ZAC and EasyWeb will each be a party to the reorganization within the meaning of Section 368(b) of the Code; and

(ii)

No gain or loss will be recognized by the stockholders of ZIOPHARM upon the receipt by its stockholders of the Merger Consideration pursuant to Section 354(a)(1) of the Code.

(g)

Compliance with Securities Law Requirements.  EasyWeb shall be in compliance in all material respects with all requirements of applicable securities laws, including, without limitation, the filing of reports required by Section 13 of the Exchange Act, and shall have taken all actions with respect thereto as shall be required or reasonably requested by ZIOPHARM in connection therewith.

(h)

Valid Private Placement.  The issuance of the Merger Consideration to ZIOPHARM stockholders shall constitute a valid “private placement” under the Securities Act and therefore be exempt from the registration requirements of the Securities Act.

6.2

Additional Conditions to Obligation of EasyWeb and ZAC.  The obligation of EasyWeb and ZAC to consummate the transactions contemplated hereby in accordance with the terms of this Agreement is also subject to the fulfillment or waiver of the following conditions:

(a)

Representations and Compliance.  The representations and warranties of ZIOPHARM contained in this Agreement, disregarding any materiality qualifications contained herein, shall be true and correct in all material respects on and as of the Effective Time, with the same force and effect as though made on and as of such date.  ZIOPHARM shall, in all material respects, have performed each obligation and agreement and complied with each covenant required to be performed and complied with by it hereunder at or prior to the Effective Time.

(b)

Officers’ Certificate. ZIOPHARM shall have furnished to EasyWeb a certificate executed by each of the Chief Executive Officer and the Treasurer (or Chief Financial Officer) of ZIOPHARM, dated as of the Effective Date, in which each such officer shall certify that, to the best of his knowledge, the conditions set forth in Section 6.2(a) have been fulfilled.

(c)

Secretary’s Certificate. ZIOPHARM shall have furnished to EasyWeb (i) copies of the text of the resolutions by which the corporate action on the part of ZIOPHARM necessary to approve this Agreement, the Certificate of Merger and the transactions contemplated hereby and thereby were taken, (ii) a certificate dated as of the Effective Date executed on behalf of ZIOPHARM by its corporate secretary or one of its assistant corporate secretaries certifying to EasyWeb that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded, (iii) an incumbency certificate dated as of the Effective Date executed on behalf of ZIOPHARM by its corporate secretary or one of its assistant corporate secretaries certifying the signature and office of each officer of ZIOPHARM executing this Agreement, the Certificate of Merger or any other agreement, certificate or other instrument executed pursuant hereto by ZIOPHARM, and (iv) a copy of the certificate of incorporation of ZIOPHARM, certified by the Secretary of State of the State of Delaware, and a certificate from the Secretary of State of the State of Delaware evidencing the good standing of ZIOPHARM in such jurisdiction.

(d)

Consents and Approvals.  ZIOPHARM shall have obtained all consents and approvals necessary to consummate the transactions contemplated by this Agreement in order that the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of ZIOPHARM’s assets pursuant to the provisions of, any agreement, arrangement or undertaking of or affecting ZIOPHARM or any license, franchise or permit of or affecting ZIOPHARM.

(e)

Dissenters’ Rights.  Holders of no more than four percent (4%) of the outstanding shares of ZIOPHARM Stock (which percentage shall be calculated assuming the conversion of all ZIOPHARM Series A Preferred Stock into shares of ZIOPHARM Common Stock) shall have validly exercised, or remained entitled to exercise, their appraisal rights under Section 262 of the DGCL.

(f)

Audited Financials Statements.  ZIOPHARM shall have the audited financial statements that are required to be filed with the SEC as an exhibit to the Current Report of EasyWeb on Form 8-K, available on or before Closing.

(g)

No Material Adverse Effect.  After the date of this Agreement, there shall not have been any Material Adverse Effect on ZIOPHARM.

6.3

Additional Conditions to Obligation of ZIOPHARM.  The obligation of ZIOPHARM to consummate the transactions contemplated hereby in accordance with the terms of this Agreement is also subject to the fulfillment or waiver of the following conditions:

(a)

Representations And Compliance. The representations and warranties of EasyWeb and ZAC contained in this Agreement, disregarding any materiality qualifications contained herein, shall be true and correct in all material respects on and as of the Effective Time, with the same force and effect as though made on and as of such date.  Each of EasyWeb and ZAC shall, in all material respects, have performed each obligation and agreement and complied with each covenant required to be performed and complied with by it hereunder at or prior to the Effective Time.

(b)

Officers’ Certificate. EasyWeb shall have furnished to ZIOPHARM a certificate executed by each of the Chief Executive Officer and the Chief Financial Officer of EasyWeb, dated as of the Effective Date, in which each such officer shall certify that, to the best of his knowledge, the conditions set forth in Section 6.3(a) have been fulfilled.

(c)

Secretary’s Certificate. EasyWeb shall have furnished to ZIOPHARM (i) copies of the text of the resolutions by which the corporate action on the part of each of EasyWeb and ZAC necessary to approve this Agreement and the Certificate of Merger, the election of the directors of the Surviving Company to serve following the Effective Time and the transactions contemplated hereby and thereby were taken, which shall be accompanied by a certificate of the corporate secretary or assistant corporate secretary of each of EasyWeb and ZAC, in each case, dated as of the Effective Date certifying to ZIOPHARM that such copies are true, correct and complete copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded, (ii) an incumbency certificate dated as of the Effective Date executed on behalf of each of EasyWeb and ZAC by their respective corporate secretary or one of their respective assistant corporate secretaries certifying the signature and office of each officer of EasyWeb and ZAC, as the case may be, executing this Agreement, the Certificate of Merger or any other agreement, certificate or other instrument executed pursuant hereto, and (iii) a copy of the certificate of incorporation of each of EasyWeb and ZAC, certified by the Secretary of State of the State of Delaware, and certificates from the Secretary of State of Delaware evidencing the good standing of each of EasyWeb and ZAC in such jurisdiction.

(d)

Consents and Approvals.  EasyWeb and ZAC shall have obtained all consents and approvals necessary to consummate the transactions contemplated by this Agreement in order that the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of EasyWeb’s or ZAC’s assets pursuant to the provisions of, any agreement, arrangement or undertaking of or affecting EasyWeb or ZAC or any license, franchise or permit of or affecting EasyWeb or ZAC.

(e)

No Material Adverse Effect.  After the date of this Agreement, there shall not have been any Material Adverse Effect on EasyWeb.

(f)

Legal Opinion.  ZIOPHARM shall have received a legal opinion from The Law Offices of Louis E. Taubman, counsel to EasyWeb, which opinion may be based on customary reliance and subject to customary qualifications, to the effect that the issuance of the Merger Consideration is exempt from the registration requirements of the Securities Act.

(g)

Resignations.  EasyWeb’s officers and directors immediately prior to the Effective Time shall have delivered their respective resignations from such positions, all to be effective as of the Effective Time.

(h)

Continued Listing; Trading.  As of the Effective Date, (i) EasyWeb Common Stock shall continue to be listed on the OTCBB, (ii) EasyWeb shall not have received any written or oral notice to the effect that such capital stock is or will be the subject of delisting (or hearings or any similar process related thereto) from the OTCBB, and (iii) neither EasyWeb nor ZIOPHARM shall have any reasonable basis to believe that such capital stock will be the subject of delisting (or hearings or any similar process related thereto).  In addition, prior to the Closing there shall have been at least one trade of EasyWeb Common Stock effected and reported through the OTCBB.

(i)

Reverse Stock Split.  EasyWeb shall have effected a reverse stock split, on a 1 for 40 share basis, as approved by its stockholders at its most recent special stockholder meeting held on February 28, 2005, and provided ZIOPHARM and its counsel with evidence thereof pursuant to the certificate contemplated under paragraph (c) above.

(j)

Amendment to Bylaws.  EasyWeb’s Board of Directors shall have amended the corporate bylaws of EasyWeb to provide for a total of at least eight seats on the Board of Directors, and provided ZIOPHARM with evidence thereof pursuant to the certificate contemplated under paragraph (c) above.

(k)

Termination of Existing Agreements.  EasyWeb shall have terminated, effective as of the Effective Time, (i) the Employment Agreement dated December 9, 2004 with David Olson, (ii) the Management Consulting Services Agreement dated December 10, 2004 with David Floor, (iii) the Management Consulting Services Agreement dated October 1, 2004 with Matt Meister, and (iv) the Management Consulting Services Agreement dated December 10, 2004 with Summit Financial Relations, Inc., and all other agreements or arrangements with vendors, advisors (including without limitation legal and accounting advisors) and other third parties.  Such terminations shall be in writing, shall be executed by the other party and shall release EasyWeb from all liability to such other party other than liabilities in the amounts specifically identified on Schedule 4.11 hereto.

(l)

Indemnification Agreement.  David Olson and Summit Financial Relations, Inc. (collectively, “Indemnitors”) shall have entered into an indemnification agreement with ZIOPHARM and EasyWeb pursuant to which the Indemnitors agree to indemnify and hold harmless ZIOPHARM and EasyWeb from, against and in respect of all liabilities of EasyWeb, immediately following the Closing, in excess of $425,000.

(m)

Filing of Form 10-QSB.  EasyWeb shall have filed with the SEC its Form 10-QSB for the fiscal quarter ended June 30, 2005.

ARTICLE 7

TERMINATION

7.1.   Termination.  This Agreement may be terminated at any time prior to the Effective Time (notwithstanding the Requisite ZIOPHARM Stockholder Vote):

(a)

by mutual consent of ZIOPHARM and EasyWeb, if the Board of Directors of each so determines by vote of a majority of the members of its entire board;

(b)

by EasyWeb, if any representation of ZIOPHARM set forth in this Agreement was inaccurate when made, or becomes inaccurate, such that the condition set forth in Section 6.2(a) could not be satisfied;

(c)

by ZIOPHARM, if any representation of EasyWeb or ZAC set forth in this Agreement was inaccurate when made, or becomes inaccurate, such that the condition set forth in Section 6.3(a) could not be satisfied;

(d)

by EasyWeb, if ZIOPHARM fails to perform or comply with any of the obligations that it is required to perform or to comply with under this Agreement such that the condition set forth in Section 6.2(a) could not be satisfied;

(e)

by ZIOPHARM, if EasyWeb or ZAC fails to perform or comply with any of the obligations that it is required to perform or to comply with under this Agreement such that the condition set forth in Section 6.3(a) could not be satisfied;

(f)

by either ZIOPHARM or EasyWeb, if the Requisite ZIOPHARM Stockholder Vote shall not have been obtained; or

(g)

by either ZIOPHARM or EasyWeb, if the Merger and the other transactions contemplated hereby shall not have been consummated on or before September 16, 2005, or such later date as ZIOPHARM and EasyWeb may mutually agree (unless the failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement in breach of such party’s obligations under this Agreement).

Any party desiring to terminate this Agreement shall give prior written notice of such termination and the reasons therefor to the other party.

7.2.   Effect of Termination.  In the event of termination of this Agreement as provided in Section 7.1 hereof, this Agreement shall become void and there shall be no liability on the part of any of the parties hereto, except for the provisions of Sections 5.3, 5.4(b), 5.6 and 7.2 and Article 8, which shall survive any termination of this Agreement.  No termination of this Agreement shall relieve any party hereto from liability for the willful and intentional breach of its representations, warranties, covenants or agreements set forth in this Agreement occurring prior to such termination and, with respect to Sections 5.3, 5.4(b), 5.6 and 7.2 and Article 8, occurring prior to, on or after such termination.  Any party hereto shall be entitled to recover from the other parties hereto all fees, costs and expenses (including reasonable attorney’s fees and expenses) incurred or suffered by it arising out of or due to the other party’s breach of its representations, warranties, covenants or agreements under this Agreement (including in any Schedule to this Agreement or certificate provided in connection with the transactions contemplated hereby).

ARTICLE 8

GENERAL PROVISIONS

8.1

Notices.  All notices and other communications hereunder shall be in writing and shall be sufficiently given if made by hand delivery, fax, overnight delivery service, or registered or certified mail (postage prepaid and return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by it by like notice):

If to ZIOPHARM:	ZIOPHARM, Inc. Suite 1920, 1180 Avenue of the Americas New York, New York 10036 Facsimile: 646-214-0711 Attn: Jonathan Lewis
With copies to:	Maslon Edelman Borman & Brand, LLP 3300 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402 Facsimile: 612-642-8358 Attn.: William M. Mower, P.A.
If to EasyWeb or ZAC:	EasyWeb, Inc. 6025 S. Quebec Street, Suite 135 Englewood, Colorado Facsimile: (720) 529-6749 Attn: David Olson
With copies to:	Law Offices of Louis E. Taubman 225 Broadway, Suite 1200 New York, New York 10007 Facsimile: (212) 202-6380 Attn: Louis E. Taubman, Esq.

All such notices and other communications shall be deemed to have been duly given as follows: when delivered by hand, if personally delivered, when received; if delivered by registered or certified mail (postage prepaid and return receipt requested), when receipt acknowledged; if faxed, on the day of transmission or, if that day is not a business day, on the next business day; and the next day delivery after being timely delivered to a recognized overnight delivery service.

8.2

No Survival.  The representations and warranties contained in this Agreement and in any instrument delivered pursuant to this Agreement will terminate at the Effective Time or on the termination of this Agreement in accordance with Sections 7.1 and 7.2.  The covenants or agreements contained in Article 2 and any other covenants or agreements contained in this

Agreement requiring performance or compliance after the Effective Time shall survive the Effective Time indefinitely.

8.3

Interpretation.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  References to Sections, Articles, Exhibits or Schedules refer to Sections of, Articles of, Exhibit to, or Schedule to, this Agreement unless otherwise stated. Words such as “herein,” “hereinafter,” “hereof,” “hereto,” “hereby” and “hereunder,” and words of like import, unless the context requires otherwise, refer to this Agreement (including the Exhibits and Schedules hereto). As used in this Agreement, the masculine, feminine and neuter genders shall be deemed to include the others if the context requires.

8.4

Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties shall negotiate in good faith to modify this Agreement and to preserve each party’s anticipated benefits under this Agreement.

8.5

Amendment.  Except as otherwise required by applicable law after the stockholders of ZIOPHARM approve this Agreement, the Merger and the other transactions contemplated hereby, this Agreement may be amended or modified by the parties hereto only by an instrument in writing signed on behalf of each of the parties hereto.

8.6

Waiver.  At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto or (b) waive compliance with any of the agreements of the other parties hereto or with any conditions to its own obligations, in each case only to the extent such obligations, agreements and conditions are intended for its benefit. Any such extension or waiver shall be valid only if made in writing and duly executed by the party giving such extension or waiver.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

8.7

Miscellaneous.  This Agreement (together with all other documents and instruments referred to herein) (a) constitutes the entire agreement, and supersedes all prior agreements, understandings and undertakings, both written and oral, among the parties with respect to the subject matter hereof; and (b) shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and assigns, provided that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto.

8.8

Counterparts.  This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.  This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

8.9

Third-Party Beneficiaries.  This Agreement is not intended to confer any right or cause of action hereunder upon any Person other than the parties hereto; provided, however, that Holders of Registrable Securities shall be third-party beneficiaries of, and have the right to enforce the provisions of, Section 5.11 hereof.

8.10

Governing Law.  This Agreement shall be governed by, and construed in accordance with the laws of the State of New York (except to the extent the DGCL applies), without regard to the conflicts of law rules of such state.

8.11

Jurisdiction; Service of Process.  Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement must be brought against any of the parties in the courts of the State of New York, County of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties consents to the jurisdiction of those courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.  Process in any such action or proceeding may be served by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 8.1.  Nothing in this Section 8.11, however, affects the right of any party to serve legal process in any other manner permitted by law.

[Remainder of Page Left Intentionally Blank – Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers on the date first written above.

ZIOPHARM, INC. By: Name: Title:
EASYWEB, INC. By: Name: Title:
ZIO ACQUISITION CORP. By: Name: Title:

Exhibit A

CERTIFICATE OF MERGER

of

ZIO ACQUISITION CORP.

and

ZIOPHARM, INC.

In accordance with Section 251 of the General Corporation Law of the State of Delaware, ZIOPHARM, Inc. hereby certifies as follows:

FIRST:  That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

NAME

STATE OF INCORPORATION

ZIO Acquisition Corp.

Delaware

ZIOPHARM, Inc.

Delaware

SECOND:  That an Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

THIRD:  That the name of the surviving corporation of the merger is ZIOPHARM, Inc.

FOURTH:  The certificate of incorporation of ZIO Acquisition Corp., as amended to date, will be the certificate of incorporation of the surviving corporation.

FIFTH:  The executed Agreement and Plan of Merger is on file at an office of the surviving corporation, the address of which is:

1180 Avenue of the Americas, Suite 1920
New York, New York  10036

SIXTH:  That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

The undersigned corporation has caused this certificate of merger to be signed on ___________, 2005.

ZIOPHARM, INC.

By:

Name:  Jonathan Lewis
Title: Chief Executive Officer